UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone: (303) 987-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, August 27, 2021

TO THE SHAREHOLDERS OF MESA LABORATORIES, INC.:

We invite you to the Annual Meeting of Shareholders (“Annual Meeting”) of Mesa Laboratories, Inc. (“we”, “our”, the “Company”, or “Mesa Labs”) will be held on Friday, August 27, 2021 at 10:00 a.m. Mountain Time at our corporate headquarters at 12100 West Sixth Avenue, Lakewood, Colorado 80228.

Shareholders will consider and act on the following matters:

1.	To elect the seven director nominees named in this Proxy Statement;
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
3.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending March 31, 2022;
4.	To approve the Mesa Laboratories, Inc. 2021 Equity Incentive Plan; and
5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only holders of record of our common stock on July 6, 2021 (the “Record Date”), will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

Please vote your shares by signing and returning your proxy card, using telephone or internet voting, or at the Annual Meeting. This will assure that your shares will be voted, whether or not you attend the Annual Meeting. You may attend the Annual Meeting and vote in person even if you have previously granted a proxy.

By Order of the Board of Directors

/s/ Gary M. Owens

Gary M. Owens	July 16, 2021

Chief Executive Officer

The Mesa Laboratories, Inc. Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended March 31, 2021 ("fiscal year 2021") are available to view on the internet at: www.edocumentview.com/MLAB or www.mesalabs.com.

i

Notice of Annual Meeting of Shareholders	i
Annual Meeting Information	1
Voting Securities	2
Questions and Answers about this Proxy Statement	2
Beneficial Ownership of Equity Securities of the Company	4
Section 16(A) Beneficial Ownership Reporting Compliance	4
Item 1. Election of Directors	5
Nominees for Director	5
Corporate Governance Matters and Committee of the Board	8
Director Compensation	13
Executive Officers and Compensation	14
Compensation Committee Report	26
Item 2. Advisory Vote to Approve Executive Compensation	27
Item 3. Ratification of the Appointment of Plante & Moran, PLLC as Independent Auditors	28
Item 4. Proposal to Approve Mesa Laboratories, Inc. 2021 Equity Incentive Plan	29
Audit Committee Report	35
Proposals of Shareholders	35
Annual Report	35
Other Business	35
Proxy for the Annual Meeting of Shareholders	37

Annual Meeting Information

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, August 27, 2021 at 10:00 a.m. Mountain Time

Solicitation of Proxy

The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc. (“we”, “our”, the “Company”, or “Mesa Labs”) for use during the Annual Meeting of Shareholders (“Annual Meeting”) of Mesa Laboratories, Inc. to be held on Friday, August 27, 2021 at 10:00 a.m. Mountain Time and at any adjournment. In addition to the use of the mails, proxies may be solicited on the Company’s behalf by our Directors and employees by mail, telephone, email or in person. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 16, 2021.

Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company at or prior to the meeting, by timely execution and delivery of a later proxy or by voting the shares in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy “FOR” the items described in this Proxy Statement and in accordance with the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

Meeting format

We will hold the Annual Meeting in person and will observe appropriate COVID protocols and health and safety procedures. Attendees will be required to adhere to physical distancing and other requirements consistent with orders of public health authorities. Attendees who are not fully vaccinated must wear facial coverings.

Attending the annual meeting

To attend the annual meeting, you must be a shareholder on the close of business on the record date of July 6, 2021. Please note that the use of cameras and other recording devices will not be allowed at the annual meeting.

Who can vote

If you were a shareholder of record of our common stock on July 6, 2021, you are entitled to vote in advance of the annual meeting using the 16-digit control number that appears on the Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied the proxy materials. On each matter to be voted on, you may cast one vote for each share of common stock you hold. As of July 6, 2021, there were 5,199,892 shares of common stock outstanding and entitled to vote.

Purpose of the Meeting

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the meeting are as follows:

1.	To elect the seven director nominees named in this Proxy Statement;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending March 31, 2022 (the “Ratification of Auditors”);

4.	To approve the Mesa Laboratories, Inc. 2021 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

VOTING SECURITIES

Our voting securities consist solely of shares of common stock, no par value per share.

The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on July 6, 2021, at which time we had 5,199,892 shares of common stock outstanding; all shares are entitled to vote at the meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date.

A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board. Cumulative voting for directors or any other purpose is not allowed, and proxies cannot be voted for more than seven nominees. The Ratification of Auditors Proposal will require the affirmative vote of the holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote thereon. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. The Compensation Committee, however, which is responsible for designing and administering our executive compensation program, values the opinions of our shareholders and will consider the outcome of the votes when making future compensation decisions.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes present and Proposals 2 (Say on Pay), 3 (Ratification of Auditors), and 4 (Approval of Equity Plan) will be determined by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on the proposal. Broker non-votes and abstentions will have no effect on the outcome of any of the proposals, except that abstentions will have the effect of votes against Proposals 2, 3 and 4.

Questions and Answers About This Proxy Statement

The following responses to certain questions do not purport to be a complete statement of the information in this Proxy Statement and are qualified by the more complete information set forth hereinafter.

Who is asking for my vote?

The Board of Directors of Mesa Laboratories, Inc. (the "Board") is sending this Proxy Statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about July 16, 2021 to you and all of our other shareholders of record as of the close of business on July 6, 2021. The Board of Directors is soliciting your vote for the Annual Meeting.

Who is eligible to vote?

Shareholders of record who own shares of our Common Stock at the close of business on July 6, 2021 are eligible to vote. Each share of Common Stock is entitled to one vote.

Why is the Annual Meeting being held?

The Annual Meeting is being held to elect persons to serve as directors of Mesa Labs until the next Annual Meeting, to obtain a non-binding advisory vote to approve the compensation of our named executive officers, to ratify the appointment Plante & Moran, PLLC as our independent registered public accounting firm for the year ending March 31, 2022, and to approve the Mesa Laboratories, Inc. 2021 Equity Incentive Plan.

Might the Annual Meeting be adjourned?

We do not intend to seek adjournment of the Annual Meeting unless we have insufficient votes to satisfy a quorum (which requires the presence of at least a majority of the outstanding shares). If that circumstance exists, we will consider the advisability of proposing adjournment to a specific time and place. If the meeting is adjourned, we will make a public announcement.

Why did you send me this booklet?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the items listed above and in the Notice of Annual Meeting of Shareholders. You are receiving these proxy materials – a booklet that includes the Proxy Statement and one proxy card – because you have the right to vote on these important items concerning your investment in Mesa Labs.

How do I vote?

Shareholders of record: All shareholders of record may vote by written proxy card or in person at the Annual Meeting. Joint owners must each sign the proxy card. If you are a shareholder of record and receive a notice regarding availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. All shareholders of record may also vote by touchtone telephone using the toll-free telephone number on the notice or proxy card, or through the internet using the procedures and instructions described on the Notice or Proxy Card.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee who is the stockholder of record with respect to your shares.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at our corporate offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228 (telephone 303-987-8000), on Friday, August 27, 2021 at 10:00 a.m. Mountain Time.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that shareholders vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

How can I obtain more information about Mesa?

We have included an Annual Report to Shareholders with this Proxy Statement that contains additional information about Mesa Labs. In addition, information is available on our website at www.mesalabs.com and through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov. Neither the Annual Report to Shareholders nor our website is incorporated into this Proxy Statement and they are not to be considered a part of the soliciting material.

BENEFICIAL Ownership of equity securities of the company

The following table sets forth the number of shares of our common stock owned beneficially as of June 16, 2021 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each of our executive officers and directors, and by all of our executive officers and directors as a group. This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. As far as is known, no person owns beneficially more than five percent of the outstanding shares of common stock as of June 16, 2021 except as set forth below. The percentage of beneficial ownership shown in the below table is based on 5,159,577 outstanding shares of common stock as of June 16, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)	Notes
Beneficial holders of 5% or more of outstanding common stock
BlackRock, Inc.	776,232	15.0%	Based solely on a report on Schedule 13G/A filed on January 26, 2021. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.
Conestoga Capital Advisors, LLC	532,598	10.3%	Based solely on a report on Schedule 13G/A filed on January 6, 2021. The address of Conestoga Capital Advisors, LCC is 550 E. Swedesford Rd. Suite 120 Wayne, PA 19087.
The Vanguard Group	305,786	5.9%	Based solely on a report on Schedule 13G filed on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355
Invesco Ltd.	265,823	5.2%	Based solely on a report on Schedule 13G filed on February 16, 2021. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309
Royce & Associates, LP	307,194	6.0%	Based solely on a report on Schedule 13G/A filed on January 27, 2021. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151
T. Rowe Price Associates, Inc.	261,302	5.1%	Based solely on a report on Schedule 13G/A filed on February 16, 2021. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
Directors and named executive officers
John J. Sullivan Ph.D. (2)	90,996	1.8%
Gary M. Owens	36,081	*
John Sakys	25,956	*
Greg DiNoia	3,243	*
Brian Archbold	793	*
John Schmieder	73,087	1.4%
Evan C. Guillemin	33,822	*
David M. Kelly	2,895	*
Jennifer Alltoft	907	*
Shannon M. Hall	448	*
All executive officers and directors as a group (10 in number)	268,228	5.1%

(1)

For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units exercisable or vesting within 60 days after June 16, 2021 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. There were no shares vesting 60 days after June 16, 2021.

(2)	Includes 30,000 shares held indirectly through a trust.
*	Represents less than 1 percent of the outstanding Mesa Labs common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act’) requires our directors, executive officers and persons who own more than five percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than five percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, for the years ended March 31, 2020 and March 31, 2021, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act. The number of shares beneficially owned by each shareholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units ("RSUs") exercisable or vesting within 60 days after June 16, 2021 are included as outstanding and beneficially owned for that person or group.

ITEM 1.

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

At the Annual Meeting, seven directors are to be elected. Each of the seven director nominees elected at the Annual Meeting will commence their term at the end of the Annual Meeting until the next annual meeting of the Company’s shareholders, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for their term. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating and Governance Committee may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Re-election of each nominee for director requires that such nominee receive a plurality of the votes cast FOR his or her election. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Nominees for Director

Election of Directors

At the Annual Meeting, shareholders will vote on the seven nominees, all of whom are incumbent members of the Board. Each of the incumbent directors was elected at the 2020 Annual Meeting of shareholders. Each director nominee has consented to serve if elected. If any nominee is unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote for other candidates in accordance with their judgment. We are not aware of any reason the nominees would not be able to serve if elected.

There are no family relationships among our directors, or between our directors and executive officers.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

Information about Board of Directors Nominees

The table below sets forth biographical information and qualifications for all of our director nominees and the positions held by each as of March 31, 2021. The age of each director is as of March 31, 2021. In addition to the specific qualifications, skills and experience described below, each incumbent director has demonstrated a strong work ethic and dedication to Mesa Labs, including coming prepared to meetings, supporting our strategic vision while asking constructive questions and challenging management in a productive way, and otherwise providing valuable oversight of our business on behalf of our shareholders. We also believe that each director, through their personal accomplishments and in their service to Mesa Labs, has demonstrated high integrity, strong intellectual acumen, solid business judgment, and strategic vision.

Unless otherwise indicated, no director has held any other directorships for the past five years.

Directors Standing for Re-Election
John J. Sullivan Chairman of the Board of Directors Age: 68 Director Since: 2009

Background:

John J. Sullivan, Ph.D. was appointed as the Chairman of the Board upon his retirement from his position as Chief Executive Officer and President in September 2017. Dr. Sullivan was previously promoted to the position of Chief Executive Officer and President, in March 2009. Dr. Sullivan joined us in October 2004 in the role of Vice President of Sales and Marketing and was promoted to the positions of President and Chief Operating Officer in 2006. In 1988, Dr. Sullivan joined Varian, Inc. (a major analytical instrument manufacturer) and served in various capacities in Research and Development, Sales and Marketing Management, and Business Development until 2004. In 1982, Dr. Sullivan joined the U.S. Food and Drug Administration’s Seattle District Laboratory as a Senior Research Scientist and worked there until 1988. From 1976 until 1980, Dr. Sullivan was employed as an Analytical Chemist at BioMed Research Labs (an independent research and testing laboratory). Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.

Qualifications:

Dr. Sullivan's leadership resulted in many accomplishments during his 13-year tenure at the Company, such as expanding revenues and profits, acquisitions of new product lines, entering multiple new markets, and expanding our international reach. Dr. Sullivan's keen leadership continues to be a driving force behind our company's innovations and expansion.

Gary M. Owens President and Chief Executive Officer Age: 53 Director Since: 2017

Background:

Gary M. Owens was promoted to the position of Chief Executive Officer and President in September 2017. Mr. Owens joined us in March 2017 as our Chief Operating Officer. From 2006 through March 2017, Mr. Owens held several positions with Danaher Corporation. From 2016 through March 2017, Mr. Owens served as Corporate Vice-President of Strategic Development for Danaher Corporation and was seconded to Pall Corporation, a wholly owned subsidiary of Danaher Corporation as Commercial Integration Lead. From 2012 to 2016, Mr. Owens served as Vice-President and General Manager of Beckman Coulter Life Sciences, a wholly owned subsidiary of Danaher Corporation. From 2009 to 2012, Mr. Owens was Corporate Vice-President of Strategic Development for Danaher Corporation. From 2006 to 2009, Mr. Owens served as the Group Vice-President of Business Development for Danaher Industrial. From 1998 to 2006, Mr. Owens served in various product management, sales and business development roles for Canon Incorporated and Trilogy Software. From 1994 to 1998, Mr. Owens was a team leader for Bain & Company. Mr. Owens received his BSE in Mechanical Engineering from Tulane University in 1990 and his Master of Business Administration degree from Columbia Business School in 1994.

Qualifications:

Mr. Owens has extensive experience in business development (including acquisitions and subsequent integrations), business management, and championing continuous improvement and lean initiatives, while driving operational improvements. He provides the Board with significant experience in driving improvements in Mesa's existing business, implementing The Mesa Way, and in maturing our business development program.

John B. Schmieder Director Age: 52 Director Since: 2015

Background:

Mr. Schmieder has experience in corporate finance, public accounting, and investment banking, and is now the owner of multiple holistic health clinics in St. Louis, Missouri, opening the first in 2005. Between 2006 and 2010, Mr. Schmieder also served as the President and Treasurer of the Acupuncture Association of Missouri. He worked at George K. Baum & Co. and Citizens Funds (which became Sentinel Investments) from 1998 to 2003. From 1995 to 2002, Mr. Schmieder served as an equity and financial analyst at May Department Stores (now Macy’s Corporation). From 1990 to 1993, Mr. Schmieder served in various positions, including senior auditor, at Arthur Andersen & Co. He received a Bachelor of Administration in Business degree from the University of San Diego in 1990, a Master of Business Administration with emphasis in finance and corporate strategy from the University of Michigan-Ann Arbor in 1995 and a Master of Oriental Medicine Degree from the Massachusetts College of Pharmacy and Health Science (formerly New England School of Acupuncture) in 2005.

Qualifications: Mr. Schmieder brings knowledge in finance, accounting, and a keen business expertise to our Board.

Evan C. Guillemin Director Age: 55 Director Since: 2009

Background:

Mr. Guillemin has served in a variety of roles including Director of Research and Associate Portfolio Manager at Select Equity Group Inc., a registered investment adviser based in New York City, since 2004. He is a principal at Select Equity Group and serves on the Management Committee of the firm. Mr. Guillemin also previously served on the Board of Directors of Shake Shack, Inc. (NYSE: SHAK), and a privately held company. Prior to joining Select Equity Group, Mr. Guillemin served as CFO of Alloy Merchandising Group Inc., the successor to Delias Inc. Mr. Guillemin was an executive and board member of Delias Inc., a Nasdaq-traded specialty retailing company. He served as CFO and then Chief Operating Officer of Delias from 1996 to 2003, when the company was acquired by Alloy Inc. He received his Bachelor of Arts degree from Yale University in 1987 and a Master of Business Administration degree with distinction from Harvard Business School in 1996.

Qualifications: Mr. Guillemin brings to our Board expert knowledge in finance, accounting, business strategy, capital markets, and public company corporate governance.
David M. Kelly Director Age: 79 Director Since: 2010

Background:

Mr. Kelly currently serves as a member of the Board of Directors of Mestek (OTC: MCCK), and a privately held company, and previously served on the Board of Directors of Federated Investors, Inc. (NYSE: FII). In 1995, Mr. Kelly joined Matthews International Corporation, where he served as Chairman of the Board, Chief Executive Officer and President until his retirement in 2007. From 1972 to 1995, Mr. Kelly was with Carrier Corporation and held a variety of executive positions, in the United States and in Asia, in marketing, finance, manufacturing and operations, including President of North America operations. He received a Bachelor of Science degree in Physics from Boston College in 1964, a Master’s degree in Molecular Biophysics from Yale in 1966, and a Master of Business Administration degree from Harvard Business School in 1968.

Qualifications:

Mr. Kelly's executive experience has helped him develop outstanding skills in leading and managing strong and diverse teams of employees, and in oversight of the growth of businesses in a rapidly-evolving market. Mr. Kelly also brings us significant experience serving as an independent director of other public and privately-held companies.

Jennifer S. Alltoft Director Age: 52 Director Since: 2020

Background:

Jennifer Alltoft was appointed as a director on March 4, 2019. Ms. Alltoft had a 32-year career at Pfizer, Inc., where she held multiple positions in Research and Development, Sales and Marketing, and General Management including Global Leadership of Pfizer’s Biosimilar Division. Ms. Alltoft currently leads Business Development and Commercialization at Sumitovant Biopharma. Ms. Alltoft received a Higher National Certificate in Applied Biology from Bromley College in 1989, and a Bachelor of Science degree in Biological Sciences from North East Surrey College of Technology in 1992.

Qualifications: Ms. Alltoft has extensive experience in the pharmaceutical business and brings the Board expertise in sales and marketing and research and development.
Shannon M. Hall Director Age: 52 Director Since: 2020

Background:

Shannon Hall was appointed as a director on May 11, 2020. Ms. Hall currently serves on the Board of one privately-held company. Additionally, she works as an investor and advisor to multiple early stage startups, primarily in the life sciences industry and is co-founder of Pow.bio. For 25 years, she worked at Bio-Rad Laboratories in progressive roles, including over ten years in executive leadership roles. She led core businesses at Bio-Rad Laboratories, creating effective leadership teams and improving sales growth and margins in her organizations. Ms. Hall received a Bachelor of Arts in Biology from the College of Saint Benedict.

Qualifications:

Ms. Hall's 25-year tenure at Bio-Rad Labs in progressive leadership roles positions her as an invaluable member of the Board. Her experience creating growth in core product lines and contributing to key acquisitions aligns with Mesa Labs' strategy. Additionally, she brings many years of involvement and knowledge in biopharmaceutical research and development with a strong balance of technical skills and customer insight which complement Mesa Labs' biopharmaceutical development growth strategy.

Director Nomination Process

In evaluating potential director candidates, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent under the applicable Listing Rules of Nasdaq. The Nominating and Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of relevant professional accomplishments, expertise relevant to our growth strategy, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board, and such other criteria as are deemed relevant by the Nominating and Governance Committee. The Board may retain an executive recruiting firm to assist in identifying, evaluating and conducting due diligence on potential director candidates. Consistent with the policy of the Company, the Nominating and Governance Committee will strive to develop a Board that is diverse and inclusive regarding gender, race and ethnicity. The Board is committed to actively seeking to include highly qualified women and individuals from minority groups in the pool from which new director candidates are selected. Each recruiting firm retained by the Board is instructed to specifically focus on identifying candidates who, in addition to having particular skills and experience, also would add to the gender and diversity of the Board. In identifying potential director candidates, the Nominating and Governance Committee may rely on recommendations made by current directors and officers. Additionally, the Nominating and Governance Committee will consider candidates recommended by shareholders. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Board of Directors and management regularly review best practices in corporate governance and modify our corporate governance policies and practices as warranted.

Governance at Mesa Labs
Board Functions and Responsibilities

● Mesa Labs’ corporate powers are exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The Board oversees the CEO and the other senior management in the competent and ethical operation of Mesa Labs and assures that the long-term interests of shareholders are being served.

● The Board, with the assistance of management reviews corporate strategies and establishes broad corporate policies, although it is not generally involved in day-to-day operating details.

● The Board meets regularly throughout the year, including the annual organizational meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise, requiring Board action between scheduled meetings.

Board Independence

● Under applicable Nasdaq and SEC requirements, we are required to have a majority of independent directors, and all of the members of the Audit Committee and the Compensation Committee must be independent.

● The Board has affirmatively determined that each of the following individuals who served on the Board during fiscal year 2021 is an “independent director” as such term is defined in Nasdaq Listing Rule 5605: David M. Kelly, John B. Schmieder, Evan C. Guillemin, Jennifer S. Alltoft, and Shannon M. Hall. Dr. Sullivan was a Mesa Labs employee within the last three years and therefore is not "independent."

● The Board has also affirmatively determined that each member of each committee of the Board is independent.

● Our Board reviews the independence of our directors to determine whether any relationships, transactions or arrangements involving any director or any family member or affiliate of a director may be deemed to compromise the director’s independence from us. Based on that review, the Board determined that none of our directors has any relationships, transactions or arrangements that would compromise his or her independence. Mr. Owens is not an “independent director” because he is our employee; Dr. Sullivan is not an "independent director" because he was an employee of Mesa Labs until January 1, 2021.

● There are no family relationships among the Named Executive Officers (“NEOs”), directors or any person chosen to become a director or executive officer.

Board Diversity

● The Board is committed to maintaining a suite of directors who bring a wide array of qualifications, skills and attributes to our Board.

● The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age.

● Two directors are female, representing 40% of the non-executive directors. Additionally, one Board member is LGBTQ+.

Lead Independent Director

● In the event the Board Chair is not an independent director, the independent directors may choose to elect, by majority vote, a “Lead Independent Director.” We previously had, but do not currently have, a Lead Independent Director.

Active Board Refreshment

● Directors terms are not staggered: Directors are elected at each Annual Meeting and serve a until the next Annual Meeting or until a successor is duly elected and qualified or their earlier resignation or removal.

● As of the fiscal year ended March 31, 2021, 43% of directors have joined the Board within the last five years.

● We have a balanced mix of short- and long-tenured non-executive directors, with an average director tenure of 6 years.

No Overboarding

● None of our directors have commitments on other Boards that would interfere with their ability to provide their full attention to the affairs of our Board.

● Currently, four of our directors serve on no other boards, and three of our directors serve on one other board (all private companies).

Risk Management

● It is a key responsibility of the members of our senior management team to identify, assess and manage the Company’s exposure to risk.

● Our Board provides oversight of the risk management process and monitors our overall risk profile. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

● The Board receives frequent timely reports from management of our financial performance, changes in and composition of consolidated balance sheet accounts, quality assurance program effectiveness, enterprise risk management, product liability risks and status of relationships with all business constituencies including customers, employees, suppliers and government entities.

● The Board routinely reviews our material litigation threats, product/market strategies, and operational activities.

● Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk, including environmental, social, and governance ("ESG") oversight which is the primarily the responsibility of the Nominating and Governance Committee.

● Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the following areas:

◦oversees legal and regulatory compliance;

◦discusses with management and the independent auditors regarding guidelines and policies with respect to risk assessment and risk management;

◦reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures;

◦monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk;

◦ monitors compliance with disclosure controls and procedures; and

◦established and maintains an anonymous whistleblower hotline to encourage early reporting of accounting irregularities or other violations of our codes of ethics.

● We also have a separate independent hotline that employees can call administered by Employers Council.

Minimum Equity Ownership Guidelines

● Within five years after his/her first election to the Board, each non-employee director shall acquire and continue to own a minimum of the Company common stock with a then-current market value of at least three times the current total annual director's respective compensation.

Board Self-Evaluation	● The Board conducts an annual self-assessment process coordinated by the Nominating and Governance Committee, including individual director assessments.
Accountability

● The Board met seven times during fiscal year 2021. Each director attended all of the Board meetings, and at least 75% of the regular and special meetings of the committees on which they serve, either in person or telephonically.

● Directors are required to prepare for each meeting by reviewing materials distributed in advance.

● In fiscal year 2021, our Board adopted Governance Guidelines. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general.

● We do not have a shareholder rights plan / poison pill.

Succession Planning

● The Board of Directors has primary responsibility for executive succession planning, while the Nominating and Governance Committee, in conjunction with the Board Chair, is responsible for Board member succession planning.

Director Orientation and Development

● Orientation and training programs are established for new directors to familiarize them with Mesa Labs' products, markets, and organization, along with corporate governance issues.

● Additional training is provided for directors in leadership roles.

● A continuing education program for all directors has been established to keep Board members abreast of best practices in corporate governance and emerging business trends.

Code of Ethics

● We have a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees and directors.

● The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code of Ethics and accountability for adherence to the Code of Ethics.

● A copy of the Code of Ethics is available on our website at https://investors.mesalabs.com/governance.

● Based on information submitted by the directors and executive officers, none of our directors or executive officers is involved in, or has been involved in, legal proceedings during the past ten years that are material to an evaluation of the ability or integrity of any such director or executive officer.

Corporate Sustainability

Our quality control, and calibration products and solutions are used globally to protect the integrity of processes and ensure safety. By delivering the highest caliber products and services possible to a broad range of industries and applications, we are committed to protecting society and individuals. In alignment with the value we bring to our customers, we believe that conducting our business by sustaining the environment, supporting our local communities, embracing diversity and inclusion, and adhering to a strong culture of compliance and ethics will positively impact our customers, stockholders, employees, community, and the environment. The following highlights some ESG accomplishments and initiatives.

Environmental, Social and Governance Highlights
Manufacturing Quality Health and Safety	● Our manufacturing facilities are certified to the ISO 13485 or ISO/IEC 17025 standards.
Strategy Planning

● Management develops and maintains a robust strategic planning process including corporate development.

● The Board regularly reviews management's strategic development plans and financial objectives.

Health and Safety

● We are committed to employee safety and health with our safety management program, safety training, and policies for the handling of hazardous materials.

● Safety is a key performance indicator which is discussed as part of daily meetings for manufacturing employees. We develop and enforce preventative safety measures.

● In the current COVID-19 environment, we have taken additional steps to ensure the safety of all employees and at times during the fiscal year, based on health and safety recommendations from local and federal authorities, have had the following requirements: requiring the use of masks while onsite, requiring employee temperature checks prior to and following their shifts, and ensuring physical and temporal (multiple shifts) distance between employees working onsite.

Diversity and Inclusion

● We are committed to fostering and promoting an inclusive and globally diverse work environment.

● We are dedicated to the principles of equal employment opportunity. We prohibit unlawful discrimination against applicants or employees extending our policies and protections beyond those statutorily required.

● Our management is dedicated to ensuring the fulfillment of these policies with respect to hiring, placement, promotion, transfer, demotion, layoff, termination, recruitment advertising, pay, (and other forms of compensation), training, and general treatment during employment.

● Two directors are female and one is LGBTQ+, together representing 50% of the non-executive board of director nominees.

● We require recruiters working with us to present candidates in the spirit of diversity and inclusion.

Employee Engagement

● As part of The Mesa WayTM, We Always Learn. We ensure that improvements are sustained, enabling us to raise performance expectations and repeat the cycle of improvement. This strengthens our team by providing continual learning opportunities for our employees and helps us to become an employer of choice in our communities.

● Employee-led and company-sanctioned groups of those who share similar interests that also promote ESG goals including exercise groups and an annual victory garden contest.

● We utilize employee survey tools to solicit feedback on topics related to our culture and other drivers of engagements (recognition, leadership, etc.). Feedback received is discussed by the executive staff team and action plans are created to respond to feedback where appropriate.

● For the fiscal year ending March 31, 2022 ("fiscal year 2022"), we plan to continue to expand our internal training, professional development and employee engagement programs.

Community Investment and Engagement

● We have an employee-led culture committee that includes representation from employees of all levels and across several Mesa Labs locations. In fiscal year 2021, the culture committee engaged in local giveback and community efforts including making and donating masks and face shields using our 3-D printers, and donating to food banks.

● Our Bozeman facility contracts with Reach, Inc. to employ adults with developmental disabilities to reprocess our MIST media tubes by emptying them out and cleaning them. In addition to supporting the community, this avoids disposing of the glass vials.

Data Security and Privacy

● We maintain privacy policies, management oversight, accountability structures and technology processes designed to protect privacy and personal data.

● We maintain a data security program, including regular reports to the Board.

ESG Governance

● A cross-functional working group formed in fiscal year 2021 is comprised of members of the Board and management to spearhead ESG planning, strategy, and execution.

● Our Nominating and Governance Committee has primary Board responsibility for oversight of our ESG program.

● Strong focus on corporate governance with best practices in corporate governance (see Governance at Mesa Labs on page 8).

Executive Sessions

Our independent directors met in executive session without management present at the end of each regularly-scheduled Board meeting during fiscal year 2021. At regularly scheduled meetings of the Audit Committee, executive sessions are scheduled at the end of each meeting, with only the Committee members or the Committee members and their advisors present, to discuss any topics the Committee members deem necessary or appropriate. The Compensation Committee meets frequently without any members of management present.

Committees of the Board of Directors

Our Board has three standing committees: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Nominating and Corporate Governance Committee, each composed entirely of persons the Board has determined to be independent as described above. Each Committee operates pursuant to a written charter (which is reviewed annually and reassessed for adequacy) adopted by our Board, which sets forth the Committee’s role and responsibilities and provides for an annual evaluation of its performance. The charters of all three standing committees are available on the Investors page of our corporate website at https://investors.mesalabs.com/governance. In addition to the committees mentioned above, the Board may convene special committees to consider various other matters as they arise. During fiscal year 2021, the Board convened a pricing committee for the offering by the Company of its common stock which was completed in June, 2020. The members of the pricing committee were: Dr. Sullivan and Messrs. Guillemin and Owens.

Audit Committee

Pursuant to its charter, the Audit Committee assists the Board in overseeing (i) the financial statements and audits of the Company, (ii) our compliance with financial reporting requirements, (iii) the independence and performance of our internal and external auditors, (iv) the integrity of our financial statements and systems of internal control, and (v) implementation and effectiveness of our disclosure controls and procedures. The committee also acts to ensure open lines of communication among our independent auditors, accountants, internal audit function and financial management. The Audit Committee Charter further requires the Audit Committee to, among other things:

●	Review the annual audited Consolidated Financial Statements with management and the independent auditors and determine whether to recommend to the Board that they be included in our Annual Report on Form 10-K;
●	Review proposed major changes to our auditing and accounting principles and practices;
●	Review and evaluate our system of internal control;
●	Review significant financial reporting issues raised by management or the independent auditors;
●	Approve the compensation of the independent auditors for annual audit and quarterly review work, and pre-approve audit and permitted non-audit services provided by our independent auditors;
●	Review of the qualifications, independence and performance of the independent auditors, who report directly to the Audit Committee;
●	Review quarterly earnings releases and financial statements; and
●	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters as well as the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee also acts to ensure open lines of communication among our independent auditors, accountants, internal audit function and financial management. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurance of the Company's management and independent auditors which, in their reports, express opinions on the fair presentation of the Company's financial statements and the effectiveness of the Company's internal control over financials reporting. The Committee regularly holds executive sessions with the audit partner for continued assessment of the performance, effectiveness and independence of the independent audit firm.

The Audit Committee held four meetings during fiscal year 2021. The members of the Audit Committee are Messrs. Guillemin (Chairperson) and Schmieder and Ms. Alltoft. Messrs. Guillemin and Schmieder were present at each meeting held. Ms. Alltoft was present for each meeting that occurred subsequent to her appointment to the Audit Committee. Our Board has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Evan Guillemin as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

Compensation Committee

Pursuant to its charter, the Compensation Committee assists the Board in fulfilling its oversight responsibilities for compensation of executive officers and administration of our compensation and benefit plans. In accordance with its charter, the Compensation Committee determines the compensation of our Chief Executive Officer based on an evaluation of his performance, and approves the compensation level of our other executive officers following an evaluation of their performance and recommendation by the Chief Executive Officer. The Compensation Committee met eleven times during fiscal year 2021. Each meeting was attended by all members of the committee.

The Compensation Committee charter also grants the Compensation Committee the authority to: review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; review and approve the terms of written employment agreements and post-service arrangements for executive officers; recommend compensation to be paid to our outside directors; review disclosures to be filed with the SEC and distributed to our shareholders regarding executive compensation and recommend to the Board the filing of such disclosures; assist the Board with its functions relating to our compensation and benefits programs generally; and other administrative matters with regard to our compensation programs and policies. The Compensation Committee may delegate any of its functions and powers to its subcommittees or the Chief Executive Officer or any other executive officer or employee of the Company if the Compensation Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to the intent of the Board, our Bylaws or Articles of Incorporation, or applicable law or the rules and regulations of the Nasdaq.

The Compensation Committee has also been appointed by the Board to administer the Mesa Laboratories, Inc. 2014 Equity Plan (the "2014 Equity Plan”) and to make awards under the 2014 Equity Plan, including as described below under the heading "Compensation Discussion and Analysis." The Compensation has also been appointed by the Board to administer the Mesa Laboratories, Inc. 2021 Equity Plan (the "2021 Equity Plan") and to make awards under the 2021 Equity Plan, contingent upon shareholder approval of the 2021 Equity Plan at the Annual Meeting (See Item 4). The Compensation Committee has for several years, including in fiscal year 2021, delegated its authority under the plan to our Chief Executive Officer to make grants to non-executive officer level employees, within limitations specified by the committee.

The Compensation Committee retained Deloitte Consulting, LLP (“Deloitte”), an independent executive compensation consulting firm, to provide the Compensation Committee with advice regarding compensation matters for fiscal year 2021. All of the fees paid to Deloitte were in connection with the firm’s work on executive compensation matters on behalf of the Compensation Committee; no fees were paid to the firm for any other work. Deloitte was retained pursuant to an engagement letter with the Compensation Committee, and the committee determined that the firm’s service to Mesa did not and does not give rise to any conflict of interest, and considers Deloitte to have sufficient independence from our Company and executive officers to allow it to offer objective advice.

The members of the Compensation Committee as of the end of fiscal year 2021 were Messrs. Kelly (Chairperson) and Guilleman. No member of the Compensation Committee was, during fiscal year 2021, a Mesa Labs officer or employee or had a business relationship with or conducted any undisclosed transactions with us, and no such member has ever served as an officer at Mesa Labs. During fiscal year 2021, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board. As of May 2021, Shannon M. Hall was appointed as a member of the Compensation Committee. The Board has determined that each member of the committee qualifies as a “Non-Employee Director” under SEC Rule 16b-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code. Our Chief Executive Officer and/or other officers, upon request, may attend selected meetings of the Compensation Committee. No member of the Compensation Committee nor any organization of which any member of the committee is an officer or director received any payments from us fiscal year 2021, other than the payments disclosed under the heading “– Director Compensation” below.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become members of the Board, oversees, reviews and where appropriate, makes recommendations concerning the Company’s corporate governance guidelines, and conducts an annual self-assessment of the Board performance. The Nominating and Governance Committee met four times during fiscal year 2021. The members of the Nominating and Governance Committee during fiscal year 2021 were Mr. Schmieder (Chairperson), Ms. Alltoft, and Ms. Hall.

How to Contact the Board of Directors

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or any of the following: Audit Committee Chairman, Compensation Committee Chairman or Nominating and Governance Committee Chairman, c/o Corporate Secretary, Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood, CO 80228.

Director Compensation

The following table reflects the compensation program for our directors, which was approved by the Board during fiscal year 2021upon a recommendation from the Compensation Committee.

Non-Employee Director Compensation	Retainer (1)	Annual Restricted Stock Units (2)
Annual Director Retainer:	$50,000	$115,000
Committee Chair Retainer:
Audit	10,000	-
Compensation	10,000	-
Nominating and Governance	10,000	-
Chairperson of the Board	20,000	-

(1)

Retainers have historically been paid quarterly in cash, with total annual payments as follows: $50,000 annual director retainer; $10,000 for chair of audit, compensation or nominating and governance committee; and $20,000 for chairperson of the board. Due to uncertainty related to COVID-19 the Compensation Committee proposed, and the Board of Directors approved, that all non-employee director compensation for fiscal year 2021 would be issued in the form of RSUs, including all retainers. Historically, including in fiscal year 2021, RSUs valued at $115,000 have been granted in addition to retainers.

(2)

RSUs represents the right to receive shares of our common stock upon vesting. RSUs are granted to non-employee directors annually. The number of shares subject to the award is based on the closing price of our common stock on the grant date, less the present value of dividends expected to be paid during the vesting period. The awards typically vest in full on the first anniversary of the grant date.

The Compensation Committee of the Board reviews and makes recommendations to the Board on compensation provided to non-employee directors at least annually, as required by its charter. No changes were made to our board's compensation levels for fiscal year 2021, except as described in the chart above regarding payment of retainers in the form of RSUs as opposed to in cash. In addition, in fiscal 2021 we decided to change the annual RSU grant date for future fiscal years from November to August 15th in order to align the annual grant with our Annual Meeting. Accordingly, RSU awards granted on November 15, 2020 were prorated at 75% and scheduled to vest on August 15, 2021 to provide consistent grant and vesting dates from non-employee director RSU awards going forward. Directors who are full time employees of Mesa Labs do not receive compensation for their services as directors. Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for Board and committee meetings.

The compensation paid to each non-employee director who served during fiscal year 2021 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(g)	(h)
John Sullivan	-	156,680	9,000	165,680
Evan C. Guillemin	-	146,478	-	146,478
John Schmieder	-	146,478	-	146,478
David M. Kelly	-	146,478	-	146,478
Jennifer S. Alltoft	-	136,502	-	136,502
Shannon M. Hall	-	130,381	-	130,381
David B. Perez (3)	-	50,000	-	50,000

(1)	Reflects the grant date fair value under FASB Topic 718 of RSUs awarded to each director. RSUs granted during fiscal year 2021 were pro-rated as a result of the change in timing of the annual shareholders' meeting and approval by the shareholders of board appointments. Each non-employee director received an annual non-employee director RSU award covering 308 shares on November 15, 2020. The grant date fair value of those RSUs was $280.19 per unit, the closing price of our stock on November 15, 2020, less the present value of expected dividends not received during the vesting period. In addition, retainers for board participation were also paid in the form of RSUs, which were awarded on June 15, 2020 in the following amounts: Dr. Sullivan received an award of 310 RSUs, each of Messrs. Guillemin, Kelly, and Schmieder received an award of 265 RSUs, Ms. Alltoft received an award of 221 RSUs, and Ms. Hall received an award of 194 RSUs. The grant date fair value of those RSUs was $226.08 per unit, the closing price of our stock on June 15, 2020, less the present value of expected dividends not received during the vesting period. The RSUs awarded on June 15, 2020 vest on the first anniversary of the grant date, and the awards granted on November 15, 2020 vest on August 15, 2021, subject to the director’s continued service as a director through the vesting date. As of March 31, 2021, Dr. Sullivan held 708 unvested RSUs. Messrs. Guillemin, Kelly, and Schmieder, each held 663 unvested RSUs. Ms. Alltoft held 529 unvested RSUs, and Ms. Hall held 502 unvested RSUs.
(2)	Dr. Sullivan received cash remuneration of $9,000 for services rendered as an employee, specifically, his assistance with Investor Relations for the Company.
(3)	Mr. Perez retired from the Board effective September 28, 2020 and thus forfeited the $50,000 RSU grant that had been awarded on June 15, 2020.
Note:	No stock options were granted to members of the Board of Directors during fiscal year 2021. The aggregate number of options held by each director from previous years' grants as of March 31, 2021 was as follows:

Name of Director	Aggregate Number of Stock Options Owned as of March 31, 2020
John Sullivan	49,988
Evan C. Guillemin	5,090
John B. Schmieder	3,021
David M. Kelly	1,438
Shannon Hall	-
Jennifer S. Alltoft	-

Stock Ownership Guidelines

During fiscal year 2021, we adopted stock ownership guidelines that state that within five years after their first election to the Board, each non-employee director shall acquire and continue to own, at a minimum, a number of shares of Company common stock having a then-current market value of at least three times the current total annual director's retainer. Each of Dr. Sullivan and Messrs. Evan Guillemin, Schmieder, and Kelly met the stock ownership guidelines in fiscal 2021, while each of the remaining directors were still in their grace period.

EXECUTIVE OFFICERS AND COMPENSATION

Named Executive Officers

In addition to Gary Owens, our Chief Executive Officer, whose biography is included in the Nominees for Director section above, our executive officers as of March 31, 2021 were as follows:

Information about our Executive Officers
John Sakys Chief Financial Officer Age: 52

John Sakys joined Mesa Labs in October 2012 as Chief Financial Officer. From 2009 through October 2012, Mr. Sakys held several positions with The Berry Company, LLC, and its predecessor company, Local Insight Regatta Holdings, Inc., most recently as its Vice President and Chief Accounting Officer. From 2001 to 2009, Mr. Sakys was the Vice President and Chief Financial Officer of Isonics Corporation, a former Nasdaq listed company based in the Denver area. From September 2000 to April 2001, Mr. Sakys was Controller of AuraServ Communications. From July 1998 to September 2000, Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998, Mr. Sakys was an audit manager at Ernst and Young LLP. Mr. Sakys received his Bachelor of Arts degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara in 1990 and is a Certified Public Accountant.

Greg DiNoia Senior Vice President of Commercial Operations Age: 56

Greg DiNoia joined Mesa Labs in November 2017 as Senior Vice President. From 2008 through November 2017, Greg held several positions with Danaher Corporation. During his Danaher tenure, Greg served as Global Vice President of Trojan Technologies, North American Vice President of Sales, Service and Customer Support at Hach, and Vice President and General Manager of North American Sales at Gilbarco Veeder Root, all of which are wholly owned subsidiaries of Danaher. From 1997 to 2008, Greg was Vice President, Americas for Metrologic Instruments. Mr. DiNoia received his Bachelor of Science degree in Biology from the College of William and Mary.

Brian Archbold Senior Vice President of Continuous Improvement Age: 46

Brian Archbold joined Mesa Labs in January 2018 as Senior Vice President, Continuous Improvement. From January 2015 to 2018, Mr. Archbold worked for Quadion LLC, a global manufacturer of medical and automotive components, as Vice President of Global Operations. From September 2012 to January 2015, Mr. Archbold was Director of Operations for Beckman Coulter, part of the Danaher Corporation. Prior to Danaher, Brian was with Thermo Fisher Scientific where he held various senior leadership positions of progressive responsibility in Operations. Mr. Archbold began his career with IBM in Supply Chain Management. Mr. Archbold has a Bachelor of Science degree from Central Michigan University and his MBA from Michigan State University.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and principles underlying our executive compensation programs, outlines the material elements of the compensation of our executive officers, and explains the Compensation Committee’s determinations as to the actual compensation of our executive officers for fiscal year 2021. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives regarding the compensation of our named executive officers that appear following this section.

Compensation Philosophy

The Compensation Committee directly supervises our executive compensation program for our named executive officers identified above (our "NEOs"). The Compensation Committee has designed a compensation program for NEOs to attract, retain and motivate talent in our competitive market environment while focusing the executive team and the Company on the creation of long-term value for our shareholders. The Compensation Committee has the authority to engage outside consultants or purchase compensation surveys, if needed, for evaluation of executive compensation levels.

We have designed our compensation programs for our NEOs to:

●	attract and retain high performing and experienced executives;
●	motivate and reward executives whose knowledge, skills and performance are critical to our success;
●	be performance based, with variable pay constituting a significant portion of total compensation;
●	align the interests of our executives and shareholders by motivating executives to increase shareholder value;
●	foster a shared commitment among executives by coordinating their goals;
●	avoid incentive compensation designs that may lead to excessive risk taking;
●	be competitive with companies in our peer group; and
●	motivate our executives to manage our business to meet our short-term and long-term objectives and reward them for meeting these objectives.

The Committee also believes it must maintain flexibility in establishing compensation practices to allow it to address compensation trends, competitive issues, business needs, industry and the broader economic environment, and special situations that will be encountered in the recruitment, retention, and promotion of employees. Therefore, the compensation practices approved by the Committee will likely vary from year to year and from person to person, depending on the particular circumstances.

Components of Compensation

Our executive compensation program is comprised of three primary components:

	Base Salary	Short-Term Incentive Plan (Annual Cash Bonus)	Equity Compensation (Stock Options, Performance Share Units, Restricted Stock Units)
Role in Total Compensation	Provides fixed compensation and helps attract and retain executive talent.	Rewards our executives based on their performance relative to the Company’s annual key performance metrics and individual performance goals.	Aligns the incentives for our executive officers with the interests of our shareholders and rewards our executives for creating shareholder value.
Determination	Determined based on the importance of the executive’s position within the Company, the experience of the executive, and external market data.	Determined under our Company’s management bonus plan, which provides for target bonus amounts based on external market data approved by the Compensation Committee, and with actual payouts based on achievement against revenues and profit growth goals established by the Compensation Committee at the beginning of each year, adjusted for individual performance.	Number and type of awards is determined based on the executive’s position within the Company, external market data, and individual performance.

The total compensation package reflects our “Pay for Performance” philosophy, which couples employee rewards with the interests of our shareholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of our shareholders.

2021 Compensation Actions

Below are some of the changes to executive compensation for fiscal year 2021:

COVID-19 Impact on Compensation

Compensation decisions for NEOs were made after the COVID-19 pandemic had begun and while significant economic and operational uncertainty faced the business. The Compensation Committee believed that these uncertainties made it prohibitively difficult to define appropriate prescriptive performance metrics for our NEOs for both the short-term incentive plan and for a design on a long-term incentive plan in the form of PSUs. The COVID-19 pandemic had a negative impact on the operations and financial performance of some of our reportable segments during fiscal year 2021. A portion of our products are marketed using in-person demonstrations and trade-shows, which were limited in most geographic markets during a significant portion of our fiscal year. Additionally, regulations limited our ability to go on-site to many customer sites, such that we could not complete revenue-generating service calls and installations for certain of our products. However, we remained resilient in our production and commercialization efforts, prioritized employee safety, and continued to focus on strong financial discipline. Therefore, our actual results were higher than initial performance targets.

Certain elements of the compensation program for our NEOs were impacted by the COVID-19 pandemic:

●

Cash salaries were temporarily reduced and substituted with RSUs for the fiscal year 2021 for each NEO. The level of reduction varied by NEO: 15% for Mr. Owens, and 10% for each Messrs. Sakys, DiNoia, and Archbold. RSUs with a one-year vesting period were granted to each NEO as compensation for the reduction in cash salary.

●

Cash bonuses were reduced and substituted with RSUs for all NEOs for fiscal year 2021. Each NEO retained 40% of the prior years' target bonus as his cash bonus target for fiscal year 2021, and the remaining 60% was converted to RSUs with a one year vesting period. Adjustments for the company performance factors and individual performance factors were applied to the cash portion of the bonus received.

●

Cash incentive bonuses were paid out based on a corporate performance factor of 100% for the fiscal year. Due to uncertainty in the regulatory and macroeconomic environment in June 2020 when compensation decisions were made, the Compensation Committee chose not to establish the prescriptive performance payout curve typically used to establish bonus targets under our Short-Term Incentive Plan. Instead, the Compensation Committee determined that it would pay 80% of normal bonus payouts (prior to adjustments for individual performance) if budgeted revenues and adjusted operating income growth targets were met, but did not establish payouts for other levels of achievement. Since actual achievement far exceeded the 80% achievement target, the board elected to pay bonuses at 100% of target for the year (prior to adjustments for individual performance).

●	Due to economic uncertainty during June 2020 when NEO compensation decisions were made, the Compensation Committee chose not to grant performance share units ("PSUs") during fiscal year 2021, granting instead RSUs with a three year life.
●

The payout level for performance stock units granted in June 2018 (during fiscal year 2019) was 280% of target. The Compensation Committee did not adjust for the negative impact related to the COVID-19 pandemic when determining the payout level for the fiscal year 2019 performance stock units even though performance through March 31, 2020 (before the COVID-19 pandemic began) was estimated to reach near the maximum goal levels.

Individual Executive Performance

Cash payment under the short-term incentive plan was adjusted based on each executive's performance against their individual goals, including the CEO.

Long-Term Incentive Awards

Long-term equity compensation was made in the form of stock options and RSUs for fiscal year 2021. Our CEO received 33.3% of his equity compensation in RSUs and 66.7% in stock options, while our other NEOs received 50% in RSUs and 50% in stock options in 2021. The Compensation Committee also changed the vesting period for stock options from a four year graded vesting term to a three year graded vesting term. The Compensation Committee determined that a three year vesting term is more common among benchmarked companies and serves as a more effective incentive to attract and retain top talent.

Company Performance Overview for the Fiscal Year Ended March 31, 2021

Our Company made significant progress toward our long-term goals during fiscal year 2021:

●	We continued to develop and implement The Mesa WayTM, which is our customer-centric, lean-based system for continuously improving and operating a set of high-margin, niche businesses.
●	Revenues increased 14% to $133.9 million, the highest in our Company’s history.
●	Non-GAAP adjusted operating income (“AOI”)(1) increased 48% to $36.1 million.
●	Organic revenues growth increased 1%.
●	We successfully integrated Gyros Protein Technologies, acquired in fiscal year 2020.
●	We streamlined our Continuous Monitoring division, resulting in 8 percentage point increase in gross profit as a percentage of revenues for the division.
●	We achieved 75% gross profit as a percentage of revenues in our Sterilization and Disinfection Control division, our largest reportable segment.

(1)

AOI, or adjusted operating income, is a non-GAAP measure defined as operating income plus the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, and impairment of goodwill and long-lived assets. AOI for the fiscal years ended March 31, 2021 and 2020 was calculated as follows:

	Year Ended
	March 31,
	2021	2020
Operating income (GAAP)	$12,358	$7,923
Amortization of intangible assets acquired in a business combination	14,513	10,637
Stock-based compensation expense	9,268	5,525
Impairment loss on goodwill and long-lived assets	-	276
Adjusted operating income (non-GAAP)	$36,139	$24,361

Compensation Best Practices

We believe our executive compensation program is competitive, is aligned with current governance trends, and contains stockholder-friendly features as outlined below:

●	Pay for Performance – A significant portion of our NEO pay is performance-based.
●	No golden parachute excise tax gross-ups.
●	All members of the Compensation Committee are independent directors.
●	We use external benchmarking for compensation decisions.
●	We use independent compensation consultants where appropriate.
●	No executive-only retirement plans.
●	No excessive executive perks.

Setting Executive Officer Compensation

The Compensation Committee researches compensation levels by investigating compensation data from comparable companies, purchasing third party compensation surveys or engaging compensation consultants. For fiscal year 2021, the data used was provided by Deloitte. The acquired data is evaluated by the Compensation Committee and is one factor used to establish compensation plans for our NEOs, in addition to discussions with representatives from Deloitte. Compensation decisions for the upcoming fiscal year are typically made at a meeting of the Compensation Committee shortly after the end of each fiscal year. Once final financial and operational results for the year are available, the Compensation Committee is able to assess the performance of the NEOs.

Benchmarking

To help establish competitive compensation levels, the Compensation Committee examined executive compensation survey data from Deloitte, including base salaries, short-term and long-term incentive compensation, and total cash compensation. The survey data was tailored to include only those U.S. public companies in the medical equipment and device segment with revenues averaging approximately $200 million per year. This included companies that produce both medical devices and general electronic instruments, along with consumable supplies. The data from this analysis was used by the Compensation Committee as one factor in determining compensation levels for base salary and total compensation.

Compensation benchmarking also takes into account compensation data disclosed in the peers’ proxy statements. Based on Deloitte's recommendation, the Compensation Committee used the following peer group for fiscal year 2021 compensation decisions:

●	Cardiovascular Systems, Inc.
●	CryoLife, Inc.
●	Inogen, Inc.
●	Lantheus Holdings, Inc.
●	Luminex Corporation
●	Meridian Bioscience, Inc.
●	Natus Medical Incorporated
●	Neogenomics, Inc.
●	OraSure Technologies, Inc.
●	Repligen Corporation
●	Surmodics, Inc.
●	Tactile Systems Technology, Inc.

Determination of Target Compensation

The Compensation Committee targets total compensation levels to be competitive with comparable companies in terms of size (as measured by revenues and market capitalization), our industry segments and geographic locations. However, we do not target compensation at a specific percentile level.

The Compensation Committee’s consideration of the primary elements of compensation (base salary, Short-Term Incentive Plan, and equity compensation) for all NEOs is based upon a combination of common criteria and measures applicable to all of the officers, as well as individual goals and objectives applicable specifically to each officer. For fiscal 2021, the Compensation Committee considered and applied a number of measures to evaluate the named executive officers, including:

●	Consolidated Company financial performance;
●	Prior individual performance and compensation;
●	The complexity and scope of the responsibilities of the NEO's position, as well as any changes to such responsibilities;
●	The NEO's overall experience, as well as experience at Mesa Labs;
●	Market and survey data provided by our compensation consultant;
●	In the case of the CEO, the Committee's evaluation of individual performance;
●	In the case of the other NEOs, the CEO's assessment and recommendations regarding individual performance.

As CEO, Mr. Owens has the broadest complexity and scope of responsibilities, as he oversees all aspects of our operations. Our other NEOs report directly to Mr. Owens. Individual performance against performance targets will vary among the NEOs.

Individual goals and objectives varied for each named executive officer based on his area of responsibility. Although these goals and objectives are all considered important, they are not assigned any particular weight for incentive compensation purposes. In fiscal year 2021:

●

Mr. Owens' individual goals and objectives related to acquisitions, integration of past acquisitions, legal and regulatory compliance, customer relations, product quality, employee relations and retention, organizational development, safety performance, process improvement, investor relations, revenues and adjusted operating income growth.

●

Mr. Sakys' individual goals and objectives related to financial reporting and compliance, working capital initiatives, financing initiatives, investor relations, cost management, regulatory compliance, acquisitions integration, employee relations and retention, business strategy initiatives, and revenues and adjusted operating income growth.

●

Mr. DiNoia's individual goals and objectives related to bookings growth, establishment of commercial presence with respect to acquisitions, business unit financial performance, business unit organizational leadership, customer relations, employee relations and retention, new product introductions, quality leadership, and revenues and adjusted operating income growth.

●

Mr. Archbold's individual goals and objectives related to acquisitions and divestitures and integration, supply chain continuity, business unit financial performance, business unit organizational leadership, customer relations, employee relations and retention, service quality leadership, and revenues and adjusted operating income growth.

The Compensation Committee believes that our underlying executive compensation program appropriately reflects annual financial performance and rewards and motivates behaviors that can create long-term shareholder value. For fiscal year 2021, the Compensation Committee evaluated the performance of the named executive officers, applying in each case the common criteria and measures and individual goals and objectives described above, as well as the Company’s actual performance against the targeted financial performance for payment of incentive compensation, making adjustments at its discretion for the uncertainty caused by COVID-19. As a result, the Committee approved the fiscal year 2021 compensation described in the following pages for each of the named executive officers.

Compensation Mix

The following chart illustrates our "Pay for Performance" philosophy, which heavily weights targeted compensation toward performance-based pay elements.

Base Salaries

We pay a base salary to compensate our executive officers for services rendered during the year and to provide them with income regardless of our stock price performance, which helps avoid incentives to create short-term stock price fluctuations and mitigates the impact of forces beyond our control such as general economic and stock market conditions.

In a typical year, the Compensation Committee reviews the base salary of each executive officer at least annually and, using input from Deloitte, adjusts salary levels as the committee deems necessary and appropriate in its discretion following review and approval of such changes by the full Board. For fiscal year 2021, our NEOs proposed and the Compensation Committee approved, a temporary substitution of a portion of cash salary with RSUs which vested over one year as a preemptive measure to conserve cash and ensure continued liquidity of the Company, as at the time decisions were made, there were considerable uncertainty regarding the Company's short-term performance in response to COVID-19. As a result of the changes, the cash portion of salaries for all of our NEOs were below market median of peer companies.

As of March 31, 2021, the annualized base salary of each of our NEOs was as follows:

Executive	2020 Cash Base Salary (as of March 31, 2020)	2021 Cash Base Salary (as of March 31, 2021) (1)	2020 to 2021 Decrease in Cash Salary (2)
Gary Owens	$600,000	$510,000	(15%)
John Sakys	$374,000	$336,600	(10%)
Greg DiNoia	$341,285	$307,156	(10%)
Brian Archbold	$278,460	$250,614	(10%)

(1)	Fiscal year 2021 salaries were modified effective June 1, 2020 and therefore do not match the salary numbers in the Summary Compensation Table.
(2)	NEO cash salaries were temporarily reduced and substituted with RSUs in the percentage amounts shown above as one element of the Company's preemptive measures to ensure continued liquidity during the COVID-19 pandemic.

Short-Term Incentive Plan

The Compensation Committee believes it is in the best interest of our shareholders to have a substantial component of total compensation “at-risk” and dependent upon financial performance. The Short-Term Incentive Plan is our annual cash incentive program for employees at the management level and above and provides one type of “at-risk” compensation. Under the Short-Term Incentive Plan, target bonus amounts are set for each NEO, using input from Deloitte, based on the NEO's position in the Company and based on a competitive compensation analysis of our peer group and relevant survey data. In a typical year, the actual annual bonus amount earned under the Short-Term Incentive Plan ranges from 0% - 200% of the target bonus established for each individual, based on a company performance factor ("CPF") that may be adjusted for individual performance. If our financial performance was poor, bonus payments could be at or near $0.

For fiscal year 2021, the NEOs proposed, and the Compensation Committee approved, the conversion of 60% of each NEO's cash bonus target for fiscal year 2021 into RSUs, vesting one year from the date of grant. This change was made only for fiscal year 2021 in order to ensure continued liquidity of the Company through uncertain macroeconomic conditions. The following table reflects the portion of each NEO’s bonus target for 2021 that was converted into RSUs, as well as the portion that that is paid in cash and earned based on the CPF and individual performance factors described below:

Executive	Total Bonus Target	Grant Date Fair Value of Bonus Issued as RSUs (1)	Cash Bonus at 100% CPF	Value of RSUs on Date of Release (2)	Actual Cash Payout	Total Remuneration Received for Bonus
Gary Owens	$540,000	$323,747	$216,000	$377,309	$211,000	$588,309
John Sakys	194,400	116,535	77,760	135,863	68,040	203,903
Greg DiNoia	153,578	92,050	61,431	107,426	38,395	145,821
Brian Archbold	111,384	66,752	44,534	77,937	50,123	128,060

(1) Restricted stock units granted as a one-time partial bonus replacement. RSUs vest on the anniversary of the grant date. The RSUs were valued at $224.83 on the date of grant pursuant to FASB Topic 718.

(2) Based on the fair market value of the RSU on June 15, 2021, the date the RSUs were released to the NEOs.

The company performance factor is measured by two variables: revenues growth, which was weighted 30%, and AOI growth, which was weighted 70%. These variables were approved by the Compensation Committee at the beginning of the year and are considered by the Compensation Committee to be a reliable indicator for the creation of long-term shareholder value. The Compensation Committee reserves the right to adjust payments under the Short-Term Incentive Plan in the case of unusual circumstances, events, or economic conditions in general. In response to uncertainties related to COVID-19 when performance targets were established, for fiscal year 2021 the Compensation Committee implemented a temporary change in policy specifying that only achievement at 80% payout would be established; no other targets would be established at the beginning of the year. However, since actual achievement far exceeded the 80% achievement target, the board elected to pay bonuses using a CPF of 100% of target for the year.

For fiscal year 2021, the CPF targets set by the Board were considered appropriately rigorous based on the budgeted overall growth that was expected from our various product lines, giving consideration to uncertainty in the regulatory and macroeconomic environment at the time the budget was created. As depicted below, the company performance factor for fiscal year 2021 was achieved at 100% of target, based on a discretionary adjustment by the Compensation Committee.

Metric	Target (80% payout)		Actual	Achievement Percentage Points Over Target	Weighting	Board Discretion CPF Payout
Revenues Growth	11.3%		16.3%	5%	30%	30%
Adjusted Operating Income Growth (1)	(3%	)	15%	18%	70%	70%
Company performance factor:						100%

(1)	Adjusted operating income growth was adjusted by the Board to remove non-recurring costs, including: acquisition-related costs pertaining to the acquisition of Gyros Protein Technologies during fiscal year 2020 and integration costs incurred during fiscal year 2021 associated with Gyros Protein Technologies.

In addition to the company performance factor, an executive’s short-term incentive bonus may also depend on his or her achievement of individual objectives, which are reflected in the individual performance factor. After the fiscal year has ended, the CEO evaluates the individual performance of each of the other executive officers against his or her objectives and provides recommendations on individual performance to the Compensation Committee. The Compensation Committee considered Company performance and the performance of all NEOs in making an adjustment to the bonus payout for the CEO for the year. The Compensation Committee used the information gathered to recommend a bonus payout amount for each NEO for review and approval by the full Board.

Target bonus awards under the Short-Term Incentive Plan for the Company’s NEOs, as well as the actual amounts paid for performance in fiscal year 2021 were as follows:

Executive	Cash Bonus at 100% CPF	Actual Cash Payout	Adjustment % (+/- from 100% CPF)
Gary Owens	$216,000	$211,000	-2%
John Sakys	77,760	68,040	-13%
Greg DiNoia	61,431	38,395	-37%
Brian Archbold	44,534	50,123	13%

In determining the individual performance modifier for executive officers, the CEO considered each executive’s individual accomplishments that helped the Company achieve significant progress on its growth strategy, including growing the business both organically and through further acquisitions, improving operational efficiency, and continuing to hire, develop, and retain top talent.

Adjustments were made to reduce Mr. Sakys' short-term incentive payment because of slower than expected progress on developing operational reporting and analysis for the business, partially offset by strong performance in ensuring a strong liquidity and capital position for the Company. Mr. DiNoia's short-term incentive payment was reduced because of slower progress on improving margins through controlling discounts, and slower progress on strategic initiatives. Mr. Archbold's Short-Term Incentive Plan payment was increased because of strong performance with respect to quality and procurement initiatives. Mr. Owens' payout was reduced to reflect the overall performance of the NEO team.

Equity Compensation

The Compensation Committee believes it is in the best interest of our shareholders to provide long-term incentives to each NEO through their ownership of our stock and through stock-based incentives. Stock ownership by our NEOs and stock-based incentives directly tie their long-term compensation to the performance of our share price. To achieve this alignment, we make stock option grants, and in some cases full-value awards, to each NEO at the time of hire. We also make stock option grants and full value award grants, which may be subject to performance conditions, on an annual basis under the 2014 equity plan. Deloitte recommends equity compensation levels and mix for our NEOs. For fiscal year 2021, the Compensation Committee chose to grant a combination of non-qualified stock options and restricted stock unit awards as vehicles to reward our NEOs for enhancing long-term shareholder value. In previous years, the Compensation Committee used PSUs, rather than restricted stock units, as part of the annual equity grant to executives; however, uncertainties surrounding economic conditions made it prohibitively difficult to define appropriate performance metrics for PSUs at the time fiscal 2021 grants were being made, so RSUs were used for fiscal year 2021. Consistent with the previous fiscal year, the Compensation Committee determined a target grant value for each NEO and split the value approximately 50% in restricted stock units, and 50% in non-qualified stock options, other than our CEO, who received approximately 33% of his awards in restricted stock units and 67% in stock options. The CEO had a different mix of equity compared to the other NEOs because the higher proportion of shares in stock options is intended to further tie his performance to stock price appreciation over the long term, aligning his interests with those of the shareholders.

In addition to the annual restricted stock unit grant, the NEOs also received one-time restricted stock unit awards that vest one year from the grant date to compensate them for lower cash salary and cash bonus targets for fiscal year 2021. Details of these annual grants are provided below.

Restricted Stock Units

Our NEOs received three restricted stock unit grants during fiscal year 2021:

Annual restricted stock units were granted to our NEOs on June 15, 2020 with a grant date fair value of $226.72 per share. The awards vest ratably on each of the first three anniversaries of the grant date, subject to the NEOs' continued service in his position through each vesting date. The stock awards are disclosed in the Grants of Plan Based Awards table below.

One-time partial salary replacement restricted stock units were granted to our NEOs on June 15, 2020 with a grant date fair value of $226.72 per share. As discussed in "Base Salaries," Mr. Owens accepted a 15% reduction in his cash base salary and Messrs. Sakys, DiNoia, and Archbold each accepted a 10% reduction in their base salaries in exchange for RSUs. The awards vest in full on the anniversary of the grant date, subject to the NEOs' continued service in his position through the vesting period.

One-time partial bonus replacement awards were granted to our NEOs on June 15, 2020 with a grant date fair value of $226.72 per share. As discussed in "Short-Term Incentive Plan," each of our NEOs accepted a conversion of 60% of their cash bonus target for fiscal year 2021 into restricted stock units. The awards vest in full on the anniversary of the grant date, subject to the NEOs' continued service in his position through the vesting period.

Performance Share Units

No PSU awards granted in previous periods were scheduled to vest or be paid out during fiscal year 2021; however, the performance period for PSUs granted in fiscal year 2019 ended as of March 31, 2021 and the service period ended June 15, 2021.

Company targets were set by the Compensation Committee based on our Company’s performance as a whole, which is weighted at 90%, and the performance of certain subsidiaries that were acquired during the fiscal year ended March 31, 2018, which is weighted 10%. For the purposes of evaluating both company-wide growth and the growth of our acquisitions, the performance share awards consider a 3-year cumulative revenues growth rate compared to target and a 3-year cumulative adjusted operating income growth rate compared to target. The number of shares that can be earned under the award is determine by multiplying the target number of shares by the payout percentage, as summarized in the tables below.

Organic:

		3-Year Cumulative Revenue Growth versus Target
		<-10%	0% (Target)	4%	12%	20%
3-Year Cumulative AOI Growth versus Target	<-10%	0%
	0% (Target)		100%
	8%			200%
	14%				300%
	20%					400%

Company-Wide:

		3-Year cumulative Revenue Growth versus Target
		<-10%	0% (Target)	8%	12%	20%
3-Year Cumulative AOI Growth versus Target	<-10%	0%
	0% (Target)		100%
	6%			200%
	14%				300%
	20%					400%

Actual performance under the fiscal year 2019 PSU was as follows:

Metric	Weighting	Revenues Growth/ AOI Growth Goals	Actual Achievement versus Target
Company-wide targets:
Cumulative Revenues Growth	27%	4%	12%
Cumulative AOI Growth	63%	6%	13%
Targets for subsidiaries defined in the 2019 performance award plan
Cumulative Revenues Growth	3%	4%	-2%
Cumulative AOI Growth	7%	6%	0%

In April, 2021 the Compensation Committee evaluated performance against the goals for the four metrics and certified the payout for the fiscal year 2019 PSUs at 280%. The PSU released on June 15, 2021. The Compensation Committee did not adjust for the negative impact related to the COVID-19 pandemic when determining the payout level for the fiscal year 2019 performance stock units even though performance through March 31, 2020 (before the COVID-19 pandemic began) was estimated to reach near the maximum goal levels.

2021 Non-Qualified Stock Options

Annual non-qualified stock options were granted to our NEOs on June 15, 2020. These awards were granted with an exercise price of $226.72, the closing price of our common stock on the grant date. The options vest ratably on each of the first three anniversaries of the grant date, subject to the NEOs’ continued service in his position through each vesting date. The stock options were granted with a 6-year term and are disclosed in the Grants of Plan Based Awards table below.

Other Benefits

In addition to the principal compensation elements described above, we offer to our executive officers with access to the same benefits we provide all of our full-time employees. As such, the NEOs have available various health, welfare and retirement (401(k)) benefits. The Company matches 100% of the first 4% of a participant’s compensation that is contributed by an eligible participant to the 401(k) plan, subject to the applicable limits imposed by the Code.

Employment and Change-in-Control Agreements

As of March 31, 2021, we have provided Messrs. Owens and Sakys with employment agreements. Messrs. DiNoia and Archbold had not yet been provided employment agreements as of fiscal year 2021 because the agreements were undergoing revisions by the Compensation Committee at that time. After the year ended March 31, 2021, we executed employment agreements with all of our NEOs. The Compensation Committee believes that having these agreements in place helps to attract and retain talent. Furthermore, the Compensation Committee believes that the establishment of severance terms in advance allows NEOs to continue to focus on the business rather than on their personal circumstances in the event that a termination event does occur.

Compensation and Risk Oversight

We believe that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by significant weighting towards incentive compensation that provides a strong incentive for executives to produce value for shareholders. The combination of performance measures for the Short-Term Incentive Plan and incentive equity awards, and the multiyear vesting schedules for time-vested equity awards encourage executives to maintain both a short and a long-term view with respect to Company performance. We maintain an Insider Trading Policy for all employees. Our insider trading policy prohibits trading based on material non-public information, prohibits employees from hedging the Company's stock, and establishes industry-standard blackout periods enforced through our equity administration system.

2020 Shareholder Say-On-Pay Vote

We provide our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs when required by SEC rules. At our annual meeting of shareholders in August 2020, based upon total shares voted, our shareholders approved our NEOs’ compensation, with approximately 91% voting in favor and approximately 1% voting against (with approximately 1% abstaining and approximately 7% of broker non-votes). Accordingly, the Compensation Committee concluded that our executive compensation programs generally meet the expectations of our shareholders.

Tax Considerations

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company’s business strategy and to increase shareholder value.

For tax years beginning on or after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the exception to the non-deductibility of compensation in excess of $1 million per year paid to certain executive officers of the Company (“covered employees”) under Section 162(m) of the Code for certain qualified performance-based compensation, and expanded the scope of “covered employees” whose compensation may be subject to this deduction limit to include the Company’s chief financial officer and former covered employees of the Company for tax years beginning after December 31, 2016. We intend to design programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible.

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code prescribes various requirements regarding the timing of deferral elections, the timing of payments, and certain other matters affecting the operating of nonqualified deferred compensation plans. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt. Our compensation arrangements do not provide for gross-ups for any penalty taxes or interest that may be imposed under Section 409A of the Code.

Executive Compensation

Summary Compensation Table

The following table lists compensation awarded to or earned by the NEOs for the years ended March 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

Gary Owens	2021	$523,846	$880,493	$933,383	$211,000	$8,996	$2,557,718
CEO and President	2020	600,000	1,654,286	644,345	577,800	9,538	3,485,969
	2019	520,000	1,860,489	265,800	603,500	20,800	3,270,589

John Sakys	2021	342,354	421,293	267,329	68,040	10,671	1,109,687
Chief Financial Officer	2020	374,000	267,246	264,960	208,008	14,391	1,128,605
	2019	300,000	322,293	132,900	260,000	12,000	1,027,193

Greg DiNoia	2021	312,407	331,206	204,742	38,395	10,337	897,087
SVP of Commercial Operations	2020	341,285	204,828	202,983	144,328	5,545	898,969
	2019	311,345	257,070	71,766	214,000	12,454	866,635

Brian Archbold (6)	2021	254,898	277,296	182,482	50,123	10,831	775,630
SVP of Continuous Improvement	2020	278,460	139,178	138,023	134,180	11,036	700,877

(1)	Cash salary was temporarily decreased for fiscal year 2021 and NEOs were provided RSUs with a one-year vesting period instead.
(2)

The amounts reported in the Stock Awards column reflect the grant date fair value of stock awards determined pursuant to ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in our Form 10-K (Note 11. Stock Transactions and Stock-Based Compensation) for fiscal year 2021. The grant date fair value for PSUs, which were granted during the years ended March 31, 2019 and 2020 is reported based upon the probable outcome of the performance conditions at the target level on the grant date. The value of the annual PSU awards granted in fiscal year 2019, assuming achievement of the maximum performance level of 400%, would have been: Mr. Owens: $3,983,313; Mr. Sakys: $1,289,173; Mr. DiNoia $771,960. The value of the annual PSU awards granted in fiscal year 2020, assuming achievement of the maximum performance level of 200%, would have been: Mr. Owens: $1,300,072; Mr. Sakys: $534,492; Mr. DiNoia $409,656; and Mr. Archbold: $278,356.

(3)	The amounts reported in the Option Awards column represent the grant date fair value of nonqualified stock option awards granted under the 2014 Equity Plan to each of the NEOs, calculated in accordance with ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s Form 10-K (Note 11. Stock Transactions and Stock-Based Compensation) for fiscal year 2021.
(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s Short-Term Incentive Plan.
(5)	The amounts reported in the All Other Compensation column reflect 401(k) matching funds.
(6)	Mr. Archbold was promoted to an NEO position in fiscal year 2020.

Grant of Plan-based Awards in Fiscal Year 2021

The following table sets forth certain information with respect to grants of plan-based awards for fiscal year 2021 with respect to our NEOs.

			Estimated future payments under non-equity incentive plan awards (1)			Estimated possible payouts under equity incentive plan awards
Name	Grant Date	Award Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)	Number of Securities Underlying Awards (2)	Grant Date Fair Value of Stock Awards ($)	Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Option Awards ($) (4)
Gary Owens	n/a	Short-term Incentive Plan	-	216,000	432,000
	6/15/20	Restricted Stock Units (5)							2,075	466,535
	6/15/20	Restricted Stock Units (6)							398	90,211
	6/15/2020	Restricted Stock Units (7)							1,433	323,747
	6/15/2020	NQ Options									13,795	226.72	933,383
John Sakys	n/a	Short-term Incentive Plan	-	77,760	155,520
	6/15/2020	Restricted Stock Units (5)							1,189	267,330
	6/15/20	Restricted Stock Units (6)							165	37,428
	6/15/2020	Restricted Stock Units (7)							516	116,535
	6/15/2020	NQ Options									3,951	226.72	267,329
Greg DiNoia	n/a	Short-term Incentive Plan	-	61,431	122,862
	6/15/2020	Restricted Stock Units (5)							911	204,826
	6/15/20	Restricted Stock Units (6)							151	34,330
	6/15/2020	Restricted Stock Units (7)							408	92,050
	6/15/2020	NQ Options									3,026	226.72	204,742
Brian Archbold	n/a	Short-term Incentive Plan	-	44,554	89,108
	6/15/2020	Restricted Stock Units (5)							812	182,567
	6/15/20	Restricted Stock Units (6)							123	27,977
	6/15/2020	Restricted Stock Units (7)							296	66,752
	6/15/2020	NQ Options									2,697	226.72	182,482

(1)	Each executive officer was eligible for a cash award to be paid under our short-term incentive bonus plan, described more fully in the “Short-Term Incentive Plan” discussion above. Our Short-Term Incentive Plan does not contain a formalized “threshold” level of performance that would entitle an executive to a minimum annual cash award. Amounts under Target reflect the target bonus, which would have been paid to the executive officer if achievement against targets resulted in a CPF of 100%. Amounts under Maximum reflect the bonus which would have been payable had achievement against targets been at the maximum level. Actual bonuses paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled Summary Compensation Table above.
(2)	Stock awards are reported at aggregate grant date fair value, as determined under applicable accounting standards. The holder of the restricted stock unit award does not have any voting, dividend, or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(3)	All equity and option awards are denominated in shares of common stock and were granted under the 2014 Equity Plan.
(4)	Options vest ratably over a three-year period on each anniversary of the grant date. The options were valued pursuant to FASB Topic 718, using the Black-Scholes valuation model. The per share grant value was $67.66. The grant date fair value of nonqualified stock options is included in the “Option Awards” column of the Summary Compensation Table above for each executive officer for fiscal year 2021.
(5)	Restricted stock units granted as part of the NEO's annual equity compensation. RSUs vest ratably over a three year period on each anniversary of the grant date. The RSUs were valued at $224.83 on the date of grant pursuant to FASB Topic 718.
(6)	Restricted stock units granted as a one-time partial salary replacement. RSUs vest on the anniversary of the grant date. The RSUs were valued at $224.83 on the date of grant pursuant to FASB Topic 718.
(7)	Restricted stock units granted as a one-time partial bonus replacement. RSUs vest on the anniversary of the grant date. The RSUs were valued at $224.83 on the date of grant pursuant to FASB Topic 718.

Outstanding Equity Awards at March 31, 2021

The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of March 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or other Rights that have not Vested ($)
Gary Owens	-	(11)	13,795	226.72	6/15/2026	2,075	(1)	505,263	(10)	3,218	(5)	783,583	(10)
	2,485	(12)	7,454	203.54	6/10/2025	398	(2)	96,888	(10)
	2,000	(13)	3,000	142.40	4/2/2024	1,433	(3)	348,960	(10)
	1,200	(14)	800	136.42	9/1/2023	4,000	(4)	974,000	(10)
	12,000	(15)	9,000	122.98	3/20/2025	14,448	(6)	3,515,776	(10)
						3,000	(7)	730,500	(10)
John Sakys	-	(11)	3,951	226.72	6/15/2026	1,189	(1)	289,522	(10)	1,323	(5)	321,151	(10)
	1,022	(12)	3,065	203.54	6/10/2025	165	(2)	40,198	(10)
	1,000	(13)	1,500	142.40	4/2/2024	516	(3)	125,626	(10)
	2,100	(16)	1,400	122.66	4/3/2023	4,676	(6)	1,137,858	(10)
	3,680	(17)	920	97.78	4/1/2022
	3,355	(18)	2,145	70.56	4/1/2023
	3,485	(19)	1,073	89.70	4/1/2022
	3,800	(20)	-	51.85	4/1/2023
Greg DiNoia	-	(11)	3,026	226.72	6/15/2026	911	(1)	221,829	(10)	1,014	(5)	246,909	(10)
	-	(12)	2,348	203.54	6/10/2025	151	(2)	36,871	(10)
	270	(13)	810	142.40	4/2/2024	408	(3)	99,246	(10)
						2,800	(6)	681,352	(10)
						270	(8)	65,745	(10)
						560	(9)	136,360	(10)
Brian Archbold	-	(11)	2,697	226.72	6/15/2026	812	(1)	197,722	(10)	689	(5)	167,772	(10)
	-	(12)	1,596	203.54	6/10/2025	123	(2)	30,048	(10)
	-	(22)	630	142.40	1/8/2024	296	(3)	71,978	(10)
	-	(13)	290	129.10	4/2/2024	1,960	(6)	476,946	(10)
						210	(8)	51,135	(10)
						154	(21)	37,499	(10)

(1)	Represents annual restricted stock unit granted on June 15, 2020. The restricted stock vests ratably on each of the first three anniversaries of the grant date, subject to the NEOs' continued service through each vesting date.
(2)	Restricted stock units granted on June 15, 2020 as one-time compensation for decrease in cash salaries. These RSUs granted to the NEOs vest on the anniversary of the grant date.
(3)	Restricted stock units granted on June 15, 2020 as one-time compensation for decrease in cash bonus targets. These RSUs granted to the NEOs vest on the anniversary of the grant date.
(4)	Represents restricted stock units granted on June 15, 2019 as make whole awards. The RSUs granted to Mr. Owens vest in equal amounts beginning on June 15, 2020, and on each of the four anniversaries thereafter.
(5)	Represents shares issuable under the performance share awards granted in fiscal year 2020, at the next level of achievement in excess of management's assessment of probable achievement of specific performance criteria for the three-year period from April 1, 2019 through March 31, 2022.
(6)	Represents shares issuable under the performance share awards granted in fiscal year 2019, based on results achieved through the three-year period from April 1, 2018 through March 31, 2021. Performance was achieved at 280% of target and will be paid based on continued service through June 15, 2021.
(7)

Represents restricted stock awards granted on March 20, 2017 as inducement awards. The restricted stock units vest ratably on each of the first seven anniversaries of the grant date, subject Mr. Owens’ continued service as CEO through each vesting date.

(8)

Represents annual non-NEO restricted stock unit granted on April 2, 2018. The restricted stock units vest ratably beginning on June 15, 2019, and on each of the subsequent four anniversaries following that date, subject to the officers' continued service through each vesting date.

(9)

Represents restricted stock unit awards granted on November 7, 2017 as inducement awards in connection with acceptance of the SVP of Commercial Operations role. The restricted stock units vest ratably on each of the first five anniversaries of the grant date, subject Mr. DiNoia’s continued service through each vesting date.

(10)	Based on the closing stock price of our common stock on March 31, 2021 of $243.34 per share.
(11)	Non-qualified stock options granted on June 15, 2020. The non-qualified stock options vest ratably on each of the first three anniversaries of the grant date, subject to the officers' continued service through each vesting date.
(12)	Non-qualified stock options granted on June 10, 2019. The non-qualified stock options vest ratably on each of the first four anniversaries of the grant date, subject to the officers' continued service through each vesting date.
(13)	Non-qualified stock options granted on April 2, 2018. The non-qualified stock options vest ratably on each of the first five anniversaries of the grant date, subject the officers’ continued service through each vesting date.
(14)	Represents non-qualified stock options granted on September 1, 2017 as inducement awards. The non-qualified stock options vest ratably on each of the first five anniversaries of the grant date, subject Mr. Owens’ continued service as CEO through each vesting date.

(15)

Represents non-qualified stock options granted on March 20, 2017 as inducement awards in connection with acceptance of the CEO role. The non-qualified stock options vest ratably on each of the first seven anniversaries of the grant date, subject Mr. Owens’ continued service as CEO through each vesting date.

(16)

Represents stock options granted as annual awards on April 3, 2017. The stock options vest ratably on each of the first five anniversaries of the grant date, subject to Mr. Sakys’ continued service through each vesting date.

(17)

Represents stock options granted as annual awards on April 1, 2016. The stock options vest ratably on each of the first five anniversaries of the grant date, subject to Mr. Sakys’ continued service through each vesting date.

(18)	Represents stock options granted as annual awards on April 1, 2015. The stock options vest ratably on each of the first seven anniversaries of the grant date, subject to Mr. Sakys’ continued service through each vesting date.
(19)	Represents stock options granted as annual awards on April 1, 2014. The stock options vest ratably on each of the first seven anniversaries of the grant date, subject to Mr. Sakys’ continued service through each vesting date.
(20)	Represents stock options granted as annual awards on April 1, 2013. The stock options vest ratably on each of the first seven anniversaries of the grant date, subject to Mr. Sakys’ continued service through each vesting date.
(21)	Represents restricted stock unit awards granted on January 6, 2018 as inducement awards. The RSUs granted to Mr. Archbold vest in equal amounts on each of the first five anniversaries of the grant date, subject to Mr. Archbold's continued service through each vesting date.
(22)	Represents non-qualified stock options granted on January 8, 2018 as inducement awards. The non-qualified options vest ratably on each of the first five anniversaries of the grant date, subject to Mr. Archbold's continued service through each vesting date.

Options Exercised and Stock Vested

The following table sets forth the aggregate dollar value realized by the NEOs upon the exercise of stock options and the vesting of stock awards during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of shares acquired on vesting (#) (2)	Value Realized on Vesting ($) (3)
Gary Owens	-	-	3,720	903,146
John Sakys	7,442	1,468,415	-	-
Greg DiNoia	1,053	64,756	370	94,697
Brian Archbold	1,243	120,030	148	38,436

(1)	Determined by multiplying the number of options that were exercised during fiscal year 2021 by the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options, but not including any tax impact incurred in connection with such exercise.
(2)	Reflects the number of shares of Mesa Labs common stock acquired on vesting of restricted stock units.
(3)	Determined by multiplying the number of restricted stock units by the market value of the underlying shares on the vesting date.

Potential Payments upon Termination or Change-in-Control

The employment agreements provide that in the case of an involuntary termination of the executive’s employment without cause or for good reason, the executive is entitled to (i) base salary continuation for the period of one year following termination (payable over a 12 month period), (ii) a prorated portion of the executive’s annual cash bonus for the year of termination, calculated based on actual performance of the Company for the relevant fiscal year, and (iii) continuation of Company-provided health benefits for the period of one year. In the event that an executive’s employment is terminated without cause or for good reason immediately prior to, or within two years following, a change of control, the executive is entitled to (i) base salary continuation for the period of two years (payable monthly), (ii) an amount equal to two times the greater of (A) the executive’s annual maximum cash bonus for the fiscal year in which the executive’s termination occurs or (B) the executive’s annual maximum cash bonus for the fiscal year immediately preceding the fiscal year in which the executive’s termination occurs, payable in monthly installments over the period of two years, and (iii) continuation of Company-provided health benefits for the period of two years. All separation benefits are subject to the executive’s execution and non-revocation of a general release of claims.

The employment agreements provide that if it is determined that any payment or distribution by the Company to the executive constitutes an “excess parachute payment” under Section 280G of the Code, the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after-tax basis.

In the case of an involuntary termination of the executive without cause or for good reason, other than in connection with a change in control, the vesting and other terms of all unvested equity awards will be at the discretion of the Board, while the terms, conditions and restrictions of the original grant and respective equity plans for vested equity awards shall remain, provided however, that in the case of stock options, the executive may exercise vested options at any time; (1) within one month after such termination in the case of options granted prior to March 31, 2018; and (2) prior to the natural termination date as stated in the original grant in the case of options granted after March 31, 2018. In the case of an involuntary termination without cause or for good reason immediately prior to or within two years following a change of control, all unvested equity awards will immediately become fully vested, while all other terms, conditions and restrictions of the original grant and the respective equity plan for both vested and unvested equity awards shall remain, including the period during which equity awards may be exercisable.

The following table sets forth cash payments upon termination or change in control using cash salaries and cash bonuses as of March 31, 2021. As noted previously, these cash payments were temporarily reduced for fiscal year 2021 to ensure continued liquidity during an uncertain time. Once these temporary decreases lapsed in June, 2021, Mr. Owens would receive $1,140,000 and $3,360,000 for termination without cause or for good reason and for termination without cause of for good reason upon change in control, respectively. Mr. Sakys would receive $568,400 and $1,525,600 for termination without cause or for good reason and for termination without cause of for good reason upon change in control, respectively.

Name	Payment Type	Termination for Cause	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason upon or after a Change in Control (4)
Gary Owens	Cash Payment (1)	$-	$739,846	$1,911,692
	Equity (2)	-	1,464,907	7,386,721
	Benefits Continuation (3)	-	10,018	10,018
	TOTAL	-	2,214,771	9,308,432
John Sakys	Cash Payment (1)	-	420,114	995,748
	Equity (2)	-	474,107	5,088,735
	Benefits Continuation (3)	-	8,191	8,191
	TOTAL	-	902,412	6,092,674
Greg DiNoia (5)	Cash Payment (1)	-	-	-
	Equity (2)	-	283,897	934,110
	Benefits Continuation (3)	-	-	-
	TOTAL	-	283,897	934,110
Brian Archbold (5)	Cash Payment (1)	-	-	-
	Equity (2)	-	198,728	682,013
	Benefits Continuation (3)	-	-	-
	TOTAL	-	198,728	682,013

(1)	This amount is based on the NEO’s salary as of March 31, 2021 and includes base salary continuation and cash bonus payout. Termination without cause or for good reason results in a bonus payout at target. Termination upon or after change in control results in a bonus payout at the greater of maximum target or the bonus amount paid in the prior year. Upon termination after change in control, eligible executives receive 24 months of salary and bonus.
(2)	If terminated without cause or for good reason, the executive receives the value of any vested awards, which is not an incremental benefit to the executive, as well as a pro-rata portion of performance share units that have been outstanding for at least 12 months. If terminated immediately before or within 24 months following a change in control, all unvested awards are immediately vested. The value of accelerating the vested and unvested stock awards was calculated by multiplying the number of shares underlying the NEO’s vested and unvested stock awards that were in-the-money at March 31, 2021 by the difference between the weighted average exercise price for awards in-the-money at March 31, 2021, and our closing price per share on March 31, 2021 (the last trading day of the period).
(3)	Benefits continuation is based on the actual company-paid amount of health benefits for the executive during the most recent fiscal year.
(4)	Reflects amounts the executive may receive if both a change in control of Mesa Laboratories occurs and the executive’s employment is terminated (other than for cause or by the executive for good reason). If the Termination occurs immediately prior to or within twenty four (24) months following a Change of Control, all unvested Equity Awards will immediately become 100% vested, while all other terms, conditions and restrictions of the original grant and the respective Equity Plan(s) for both vested and unvested Equity Awards shall remain, including the period during which Equity Awards may be exercisable.
(5)	Mr. DiNoia and Mr. Archbold were not covered under an employment agreement as our other NEOs are, and therefore would not have received the same potential payments upon termination or change-in-control. Potential payout for equity awards is based on change-in-control provisions provided in the Company’s 2014 Equity Plan.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Owens, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

For fiscal year 2021, the total annual compensation of the median employee of the Company and its subsidiaries (other than the Chief Executive Officer) was $62,358. Based upon the total compensation for fiscal year 2021 reported for Mr. Owens of 2,557,718 our ratio of CEO to median employee pay was 41 to 1.

For our fiscal year 2021 ratio, we determined the median compensated employee based on salary, bonus, and grant date fair value of stock options and RSUs granted during the fiscal year for all our employees except Mr. Owens as of March 31, 2021. We annualized this compensation for employees who did not work the entire year, except for employees designated as temporary.

COMPENSATION COMMITTEE REPORT

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa Labs under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mesa Labs specifically incorporates this report by reference therein.

The Compensation Committee of Mesa Laboratories, Inc's Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is given by the following members of the Compensation Committee:

The Compensation Committee

David M. Kelly, Committee Chairperson

Evan C. Guillemin

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding options and rights outstanding under our equity compensation plans as of March 31, 2021. All options reflected are options to purchase common stock.

	(a) Number of Securities to be Issued upon Exercising of Outstanding Options and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (2)
Equity Compensation Plan Approved by Security Holders	339,944	$129.55	44,039
Equity Compensation Plans Not Approved by Security Holders	None	N/A	None
Total	339,944	$129.55	44,039

1.

Includes shares issuable in connection with awards with performance conditions, which will be issued based on achievement of performance criteria associated with the awards, with the number of shares issuable dependent on our level of performance. We have accounted for the shares based on the current achievement as of March 31, 2021. The weighted average exercise price in column (b) includes the weighted average exercise price of options only.

2.

Includes 44,039 shares remaining available under the 2014 Equity Plan. Each share underlying a full value awards such as restricted stock, or performance shares count as five shares used against the total number of securities authorized under the plan.

ITEM 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our executive officers. This vote is advisory and not binding on our Company or our Board of Directors, but in the event of any significant vote against this proposal, the Compensation Committee will consider whether any actions are appropriate to respond to shareholder concerns. We currently hold a "say-on-pay" proposal on an annual basis.

Executive Compensation Disclosures

We urge shareholders to read the Compensation Discussion and Analysis section above, which describes in more detail how our executive compensation policies and procedures are designed to achieve our compensation objectives, as well as the Executive Compensation section and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

Say-on-Pay Resolution

The Compensation Committee of our Board of Directors believes that our executive compensation programs continue to emphasize performance-oriented components that encourage and reward strong operating and financial performance and stock price gains, and that have aligned the interests of our officer team with those of our shareholders. Accordingly, we are asking our shareholders to approve the following resolution: "RESOLVED, that the compensation paid to the company's named executives officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED." The say-on-pay vote is advisory and therefore will not be binding on the Compensation Committee, the Board of Directors, or Mesa Labs. However, the Compensation Committee and Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR”

APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3

RATIFICATION OF THE APPOINTMENT OF Plante &

Moran, PLLC AS INDEPENDENT AUDITORS

The Audit Committee, which is responsible for the appointment, compensation and oversight of our independent auditors, has again engaged Plante & Moran, PLLC to serve as our independent auditors to audit our consolidated financial statements for the year ending March 31, 2022. Although it is not required to do so, our Board of Directors wishes to submit the appointment of Plante & Moran, PLLC for shareholder ratification at the Annual Meeting. If shareholders do not ratify the appointment of Plante & Moran, PLLC, the committee will reevaluate the appointment. Even if the appointment is ratified by our shareholders, the Audit Committee may in its sole discretion terminate the appointment at any time during the year, if it determines that such a change would be in the best interests of our Company and our shareholders. A representative of Plante & Moran, PLLC will be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

The Audit Committee annually evaluates the performance of our independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the committee in deciding whether to retain include:

●

Plante & Moran, PLLC's capabilities considering the scope and complexity of our business, and the resulting demands placed on Plante & Moran, PLLC in terms of technical expertise and knowledge of our industry and business;

●	the quality and candor of Plante & Moran, PLLC's communications with the committee and management;
●	Plante & Moran, PLLC's independence;
●

the quality and efficiency of the services provided by Plante & Moran, PLLC, including input from management on their performance and how effectively they demonstrated its independent judgment, objectivity and professional skepticism;

●	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Plante & Moran, PLLC and its peer firms; and
●

the appropriateness of Plante & Moran, PLLC's fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Plante & Moran, PLLC's continued independence.

Based on this evaluation, the Audit Committee and the Board believe that retaining Plante & Moran, PLLC to serve as our independent registered public accounting firm for fiscal year 2022 is in the best interests of Mesa Labs and our shareholders.

The Audit Committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the committee’s instruction, Plante & Moran, PLLC will select candidates to be considered for the lead engagement partner role, who are then interviewed by members of our management. After considering the candidates recommended by Plante & Moran, PLLC, management makes a recommendation to the committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the committee, individually and/or as a group, will interview the leading candidate, and the committee then considers the appointment and approves the selection as a committee. A new lead engagement partner was appointed for the 2018 audit; the next change in lead engagement partner after the current five-year rotation period is expected to occur for the 2023 audit.

The Audit Committee charter sets out procedures that the Company must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. All services performed by Plante & Moran, PLLC for the years ended March 31, 2021 and 2020 were pre-approved by the Audit Committee in accordance with this policy, following a determination by the committee that the fees to be paid to Plante & Moran, PLLC in each year, including in connection with non-audit services, were appropriate, necessary and cost-efficient in the management of our business, and did not present a risk of compromising the independence of Plante & Moran, PLLC as our independent auditors.

Plante & Moran, PLLC (formerly EKS&H LLLP, Denver, Colorado), has conducted the audits of our accounting records since 1986 and the Audit Committee has selected the same firm to audit our accounting records for the year ending March 31, 2022.

The following table presents fees for professional services rendered by Plante & Moran PLLC, our independent registered public accounting firm, for the audit of our financial statements, and the fees for other services:

	Year Ended March 31,
Type of Fees	2021	2020
Annual audit and quarterly review	$511,717	$481,579
Audit-related fees	14,839	368,374
Tax-related fees	41,970	89,500
All other fees	-	-
Total	$568,526	$939,453

Fees for audit services include fees associated with the annual audit, including the audit of internal control over financials reporting, the reviews of our quarterly reports of Form 10-Q, and comfort letters associated with our financing transactions. Audit-related fees principally include work performed in connection with acquisitions, accounting consultations, audits in connection with consummated acquisitions, employee benefit plan audits, and out-of-pocket expenses for audit related services rendered during the year. Tax fees consist primarily of transfer pricing work.

THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF Plante & Moran, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2022.

ITEM 4

APPROVAL OF THE MESA LABORATORIES, INC. 2021 EQUITY PLAN

On May 28, 2021, our Board of Directors adopted The Mesa Laboratories, Inc. 2021 Equity Plan (the “2021 Plan”), subject to shareholder approval at the Annual Meeting. If approved by a majority of the votes cast by holders of Common Stock voting in person or by proxy at the Annual Meeting, the 2021 Plan will become effective as of August 27, 2021 (the “Effective Date”) and will replace the Mesa Laboratories, Inc. 2014 Equity Plan (the “2014 Plan” or “Prior Plan”).

Reasons for Adopting the 2021 Plan

The compensation committee and the board of directors believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees, directors and other service providers, without whom we cannot execute our business goals or deliver value to our stockholders. As of March 31, 2021, there were only 44,039 shares of Common Stock that remained available for future issuance under the 2014 Plan, which is insufficient to cover our future needs for any meaningful period of time based on historical granting patterns and future projections. If the 2021 Plan is approved, the number of shares available for future grants will increase to 330,000 (all of which will be issuable under the 2021 Plan), thereby allowing us to continue to offer a robust equity incentive program going forward.

Highlights of the 2021 Plan

●	Share Reserve. Up to 330,000 shares of common stock are authorized for issuance pursuant to 2021 Plan awards.
●	Omnibus Plan. The 2021 Plan permits the grant of the following types of incentive awards: Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units ("RSUs"), Performance Stock Units, Cash Awards, and Other Awards.
●	Administered by an independent committee. The 2021 Plan will be administered by the Compensation Committee, which is made up entirely of independent directors.
●

No liberal share counting. The 2021 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The 2021 Plan also prohibits “net share counting” upon the exercise of options or SARs.

●	No repricing of stock options, SARs, or Other Awards. The 2021 Plan prohibits the direct or indirect repricing of stock options, SARs, or other awards without shareholder approval.
●

No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

●

Material amendments that require shareholder approval. Shareholder approval is required prior to an amendment to the 2021 Plan that would (i) materially increase the number of shares available, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate, (iv) materially extend the term of the 2021 Plan or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the NASDAQ.

●

Minimum Vesting. Options, SARs, restricted stock and restricted stock unit awards will be subject to a minimum vesting or restriction period of one-year, subject to certain exceptions described in the 2021 Plan and the accelerated vesting upon certain events.

Determination of Number of Shares for the 2021 Plan

If the 2021 Plan is approved, we will immediately terminate the 2014 Plan and will not make any further awards under that 2014 Plan. The aggregate number of shares of Common Stock that will be reserved and available for issuance pursuant to awards under the 2021 Plan will be 330,000. In setting the number of proposed shares issuable under the 2021 Plan, the Compensation Committee and the Board of Directors primarily considered historical equity award granting practices, including the Company’s two-year average share usage rate. The following table reflects the effect on our equity incentive plans if we obtain stockholder approval of the 2021 Plan.

Shares available for issuance under the 2014 Plan prior to termination, as of March 31, 2021	44,039
Shares that would no longer be available for issuance upon termination of the 2014 Plan	(44,039)
Shares available for issuance under the 2021 Plan	330,000
Total shares available for issuance pursuant to new awards upon approval of the 2021 Plan	330,000

Shares Available and Outstanding Equity Awards under the Prior Plan

As of March 31, 2021, there were 5,140,568 total outstanding shares of the Company's common stock. As of March 31, 2021, there were 253,144 stock options outstanding under the Company's equity compensation plans, with a weighted average exercise price of $129.55 and a weighted-average remaining term of 2.7 years. In addition, as of March 31, 2021, there were 36,747 RSUs and 20,059 PSUs outstanding under the company's equity compensation plan. Other than the foregoing, no other awards were outstanding as of March 31, 2021 under the Company's equity compensation plans.

Description of the 2021 Plan

The material features of the 2021 Plan are summarized below, qualified in entirety by reference to the text of the 2021 Plan, see Appendix A. A copy of the 2021 Plan is available on our website at www.investors.mesalabs.com and on the SEC website at www.sec.gov, where it is an appendix to this proxy statement.

Purpose of the 2021 Plan

The purpose of the 2021 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The 2021 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Eligibility and Award Types

The 2021 Plan authorizes the following types of awards to be made to employees, officers or directors, or independent contractors of the Company and its consolidated subsidiaries, as designated by the Compensation Committee:

●

Stock options, which give the holder the right to purchase shares of Common Stock at a specified price during specified time periods. The exercise price of an option granted under the 2021 Plan may not be less than the fair market value of the Common Stock on the date of grant. Stock options granted under the 2021 Plan have a maximum term of ten years. The 2021 Plan authorizes both incentive and nonqualified stock options. On July 6, 2021, the closing sales price of the Company’s common stock on the NASDAQ was $273.45 per share.

●

Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right. The base price of an SAR may not be less than the fair market value of the Common Stock on the date of grant. SARs granted under the 2021 Plan have a maximum term of ten years.

●

Restricted stock, which represents Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions. A participant receiving restricted stock generally has all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

●

Restricted stock units, which represents the right to receive shares of Common Stock (or an equivalent value in cash) in the future, each of which is subject to certain restrictions and risk of forfeiture on terms set by the Administrator. A participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

●

Performance stock units are performance-based awards that entitle the recipient to receive shares of Common Stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

●	Cash awards, including cash bonuses as discretionary awards, awards based on objective or subjective performance criteria, or awards subject to other vesting criteria
●

Other awards, including stock bonuses or similar rights to purchase or acquire shares, any similar securities or rights with a value related to Common Stock or returns thereon, or unrestricted stock grants.

All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Administrator. As of March 31, 2021, there were approximately 506 employees of the Company and its consolidated subsidiaries, 4 officers, 6 non-employee directors, and various contractors who would potentially be able to eligible to receive awards under the 2021 Plan.

Shares Available for Awards

Subject to adjustment as provided in the 2021 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2021 Plan is 330,000.

Share Counting

Each share issued under the 2021 Plan will reduce the number of shares available by one share.

Shares subject to awards that terminate or expire unexercised, or are cancelled, terminated, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2021 Plan. Similarly, to the extent that the full number of shares subject to a performance award is not issued by reason of failure to achieve maximum performance goals, the unearned shares originally subject to the award will be added back to the 2021 Plan share reserve and again be available for issuance pursuant to awards granted under the 2021 Plan. However, shares tendered or withheld to satisfy the exercise price of options or the tax withholding obligations with respect to awards, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Minimum Vesting Schedule

The 2021 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the 2021 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2021 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Administration

The board of directors or one or more committees consisting of directors appointed by the board of directors will administer the 2021 Plan. The board of directors intends to delegate general administrative authority for the 2021 Plan to the Compensation Committee, which is comprised of directors who qualify as independent under SEC and Nasdaq rules. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2021 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the 2021 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

Subject to the terms of the 2021 Plan, the Administrator has broad authority under the 2021 Plan with respect to award grants including, without limitation, the authority to: select the persons to whom awards are to be granted; determine the size and type of awards; determine the terms and conditions applicable to awards; approve the forms of award agreements; construe and interpret the 2021 Plan and any award agreement and apply its provisions; accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards in such circumstances as the Administrator deems appropriate; adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards, or otherwise change previously imposed terms and conditions subject to certain limitations and approvals; determine the date of grant of awards; determine whether, and the extent to which, adjustments are required and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of a change in control, merger, reorganization, stock split, or similar event; settle rights under awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan, and; determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

All decisions, interpretations and other actions of the Administrator shall be final and binding.

Limitations on Transfer

All awards are non-transferable and are not subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, except by the laws of descent and distribution. Awards may be exercised only by the Participant, and amounts payable or shares issuable pursuant to any award must be delivered only to or for the account of the Participant.

Treatment of Awards upon Certain Events

Termination of a Participant’s Continuous Service

The applicable award agreement governing an award will specify the treatment of such award upon the termination of a participant’s continuous service.

Change in Control

Unless otherwise provided in an award agreement or separate agreement with a participant governing an award:

If a Change of Control occurs, all unvested equity awards vest immediately, all restrictions lapse, and any performance-based awards for which the performance period is not yet complete are deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable Award Agreement. All Options or SARs that are assumed, substituted or otherwise continued as part of a Change in Control transaction will be exercisable for their full remaining term under the applicable Award Agreement. However, the Administrator is not required to provide for the assumption, substitution or continuation of Options or SARs and may instead provide that they be cashed out or otherwise terminated with reasonable notice and opportunity to exercise upon the Change in Control transaction. All time-vested awards other than Options or SARs will be settled as soon as reasonably practicable and in all events within ten days of the Change in Control. All performance-based awards will be settled and paid to the Participant within 60 days after the Change of Control.

Other Reasons

The Compensation Committee may, in its sole discretion, determine that, upon a participant’s termination of service for any reason or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Compensation Committee may discriminate among participants and among awards in exercising this discretion.

Adjustments

Upon or in connection with any reclassification, recapitalization, stock split, merger, arrangement, combination, consolidation, spin-off, split-up, or similar extraordinary corporate event affecting the Common Stock, the Administrator may make adjustments to the 2021 Plan and awards as it deems appropriate and equitable in the circumstances, such as to prevent dilution or enlargement of rights immediately resulting from such transaction.

Forfeiture Events

The Company may retain the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any restrictive covenant, confidentiality or assignment of inventions agreement or post-employment cooperation agreement with respect to the Company or any affiliate, to the extent specified in such award agreement applicable to the participant. In addition, all awards pursuant to the 2021 Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations including Nasdaq listing rules.

Normal Retirement

Upon an employee’s normal retirement, unvested awards will generally vest immediately with respect to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable Award Agreement. Options will be exercisable beginning on their scheduled vesting dates and will remain exercisable for their full remaining original term. All performance-based awards and time -vested awards will also be settled and paid at the time set forth in the applicable Award Agreement as if employment did not terminate. “Normal retirement” generally means an employee aged 65 years or greater who has provided 90 days’ notice to the Company or a director aged 65 years or greater ceases service to the Company.

Termination and Amendment

If the 2021 Plan is approved at the Annual Meeting, it will terminate at the close of ten business years after the date on which it was approved by the Board, unless earlier terminated by the Board of Directors or the Compensation Committee.

The Board may, at any time, terminate or, from time to time, amend, modify or suspend the 2021 Plan, in whole or in part. To the extent required by law or applicable stock exchange rule, or as may be required to preserve the intended tax consequences of the 2021 Plan, or if deemed necessary or advisable by the Board, the 2021 Plan and any amendment to the 2021 Plan shall be subject to approval by the shareholders of the Company. No amendment, suspension or termination of the 2021 Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under the 2021 Plan.

Prohibition on Repricing

Outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain U.S. Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercise and vesting of awards under the 2021 Plan and the subsequent sale of Common Stock acquired under the 2021 Plan. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Incentive Stock Options

If an option granted under the 2021 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option (subject to alternative minimum tax consequences, as discussed below), and the Company will not be allowed a deduction for federal tax purposes as a result of the grant or exercise of the option. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction upon sale of such shares.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. Such amount is not subject to withholding for federal income and employment tax purposes, even though the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Tax Code.

Nonqualified Stock Options

Nonqualified stock options granted under the 2021 Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Tax Code.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. If the participant files an election under Tax Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Tax Code Section 83(b) election.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Tax Code.

Section 162(m)

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2021 Plan to our “covered employees.”

Section 409A

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2021 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2021 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2021 Plan. The Administrator may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Foreign Jurisdictions

In order to foster and promote achievement of the material purposes of the 2021 Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Administrator may adopt such subplans as may be necessary or desirable to comply with provisions of the laws of any non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards made to participants located in such other jurisdictions and to further the objectives of the 2021 Plan.

Benefits to Named Executive Officers and Others

No awards have been granted under the 2021 Plan. If the 2021 Plan is approved, awards will be granted at the discretion of the Administrator. Accordingly, future benefits under the 2021 Plan are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

THE PROPOSAL TO APPROVE THE MESA LABORATORIES, INC. 2021 EQUITY PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three non-employee directors of the Company. All members are independent as defined under the Nasdaq Listing Rules. The Audit Committee held four meetings during fiscal year 2021. The Audit Committee operates under a written charter adopted by our Board of Directors.

In connection with the March 31, 2021, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements as of March 31, 2021 and for the year then ended with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards 1301, Communication with Audit Committees and matters required by applicable requirements of the PCAOB and SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and (4) discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2021, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Evan C. Guillemin, Committee Chairperson

John B. Schmieder

PROPOSALS OF SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in our proxy materials for the 2021 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and in our bylaws. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day (Monday, May 31, 2021) and not later than the close of business on the 80th day (Wednesday. June 9, 2021) prior to the first anniversary of the preceding year’s annual meeting; unless the date of the 2021 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after August 28, 2021, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, in which event the bylaws provide different notice requirements. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended March 31, 2021, including audited consolidated financial statements for the year then ended, and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 are available on our website at https://investors.mesalabs.com/financials. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Our management is not aware of any other matters which are to be presented at the meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED March 31, 2021, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON July 6, 2021. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Gary M. Owens

Gary M. Owens	July 16, 2021

Chief Executive Officer

APPENDIX A

MESA LABORATORIES, INC.

2021 EQUITY INCENTIVE PLAN

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		7.1.2 General	16
		7.1.3 Stock Options and SARs	16
	7.2	Normal Retirement	17
	7.3	Events Not Deemed Terminations of Service	17
	7.4	Change in Time Commitment	17
	7.4	Effect of Change of Subsidiary Status	17
8.	ADJUSTMENTS; ACCELERATION		18
	8.1	Adjustments	18
	8.2	Effect of a Change on Control	18
9.	TAX PROVISIONS		19
	9.1	Tax Withholding	19
	9.2	Requirement of Notification of Code Section 83(b) Election	19
	9.3	Requirement of Notification of Disqualifying Disposition	19
10.	OTHER PROVISIONS		20
	10.1	Compliance with Laws	20
	10.2	Future Awards/Other Rights	20
	10.3	No Employment/Service Contract	20
	10.4	Plan Not Funded	20
	10.5	Effective Date, Termination and Suspension, Amendments	20
		10.5.1 Effective Date and Termination	20
		10.5.2 Amendment; Termination	21
		10.5.3 Stockholder Approval	21
		10.5.4 Amendments to Awards	21
		10.5.5 Limitations on Amendments to Plan and Awards	21
	10.6	Privileges of Stock Ownership	21
	10.7	Governing Law; Severability; Construction	21
		10.7.1 Choice of Law	21
		10.7.2 Dispute Resolution	22
		10.7.3 Severability	22
		10.7.4 Plan Construction	22
	10.8	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation	23
	10.9	Non-Exclusivity of Plan	23
	10.10	No Corporate Action Restriction	23
	10.11	Other Company Benefit and Compensation Programs	24
	10.12	Restrictive Covenants	24
	10.13	Clawback	24
	10.14	Captions	24

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MESA LABORATORIES, INC.

2021 EQUITY INCENTIVE PLAN

Adopted by the Board on May 28, 2021
Approved by the Company’s shareholders on [●], 2021

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Mesa Laboratories, Inc., a Colorado corporation (the “Company”), hereby establishes the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s shareholders.

2.	DEFINITIONS

2.1    Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)    “Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

(b)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(c)    “Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

(d)    “Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

(e)    “Board” shall mean the board of directors of the Company.

(f)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator:

(i)    any act of personal dishonesty taken by Participant in connection with Participant’s responsibilities as an employee and intended to result in personal enrichment to Participant;

(ii)    conviction of a felony or a crime other than a misdemeanor;

(iii)    willful and negligent conduct endangering, or likely to endanger, the health or safety of another employee;

(iv)    Participant’s willful and continued gross neglect of duties;

(v)    despite warnings and counseling, repeated willful failure to follow lawful instructions of the Participant’s supervisor that is, or reasonably could be, materially and demonstrably injurious to the Company;

(vi)    commission of theft, a material act of dishonesty or fraud, intentional falsification of employment or company records, or a criminal act that materially impairs the officer’s ability to perform his duties;

(vii)    the willful engaging by Participant in gross misconduct, including violation of the Company’s employment policies, that is materially and demonstrably injurious to the Company; or

(viii)    purposely falsifying or misrepresenting information on Company records.

Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

(g)    “Change of Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

(1)    the consummation of any consolidation, merger, share exchange or other similar transaction involving the Company unless following such consolidation, merger, share exchange or other similar transaction, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the continuing or resulting entity, or parent thereof, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction, in substantially the same proportion as their ownership of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction;

(2)    any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation or other entity with respect to which, following such Disposition, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation or other entity (or parent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such Disposition, in substantially the same proportion as their ownership of the Company immediately prior to such Disposition;

(3)    approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(4)    the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange), or two (2) or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the outstanding shares of voting stock of the Company; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from the Company, (B) made by the Company or any Affiliate, (C) made by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

(5)    the following individuals cease to constitute a majority of the Board: (A) those individuals were members of the Board on the Effective Date, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved .

If the occurrence of a Change of Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change of Control will be deemed to have occurred only if the transaction is also a “change in ownership” or “change in effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)    “Committee” shall mean the Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

(j)    “Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

(k)    “Company” shall mean Mesa Laboratories, Inc., a Colorado corporation.

(l)    “Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

(m)    “Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: means incapacity due to illness or other physical or mental disability of the Participant, resulting in the Participant’s inability to perform the essential functions of his or her position, with or without reasonable accommodations for more than 180 calendar days in the aggregate during any 365-day period; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A. Any uncertainty or dispute regarding the existence of a Disability will be determined by the Administrator.

(n)    “Effective Date” shall mean the date on which this Plan is approved by the shareholders of the Company.

(o)    “Eligible Person” shall mean any person who is either: (a) an employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual Consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

(p)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock for such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the last preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not reasonably determinable in accordance with (i), such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

(r)    “Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

(s)    “Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

(t)    “Normal Retirement” means, unless otherwise provided in the applicable Award Agreement approved by the Administrator, (1) with respect to an employee, the employee ceases to be an employee (except, in the Administrator’s sole discretion, for termination by reason of the employee’s Cause as determined by the Administrator) at or after reaching age 65 and providing the minimum amount of notice required by the Participant’s employment agreement, severance agreement, or other agreement with the Company, if any, and (2) with respect to a director, the director ceases to be a director (except for termination by reason of the director’s Cause, as determined by the Administrator) at or after reaching age 65.

(u)    “Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

(v)    “Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

(w)    “Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

(x)    “Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

(y)    “Plan” shall have the meaning set forth in Section 1 hereof.

(z)    “Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

(aa)    “Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

(bb)    “Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

(cc)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)    “Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

(ee)    “Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

(ff)    “Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2    Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1    Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards, and (c) determine matters with respect to general administrative affairs. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Notwithstanding anything in this Plan including delegated authority, grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2    Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b)    grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)    approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)    construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)    cancel, modify, amend, or waive the Company’s rights with respect to, or modify, amend, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

(f)    accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

(g)    adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be changed (whether by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan without shareholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

(h)    determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, provided that unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

(j)    acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

(k)    determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3    Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5    Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal 330,000 shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

4.2    Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

4.3    Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1    Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1      Stock Options.

(a)    General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

(b)    Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value of shares of Common Stock determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

6.1.2      Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3      Restricted Stock.

(a)    General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements) and in such installments or otherwise as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon, subject to the provisions of Section 6.1.3(c) and Section 6.7.

(b)    Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

(c)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

6.1.4      Restricted Stock Units.

(a)    Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

(b)    Dividend Equivalent Accounts. If and only if required by the applicable Award Agreement, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5      Performance Stock Units.

(a)    Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

(b)    Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6      Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7      Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2    Award Agreements. Each Award, other than cash Awards described in Section 6.1.6, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, shall be executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company other than the particular Award recipient to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

6.3    Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4    Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as permitted by the Administrator subject to compliance with applicable laws, including, without limitation, by one or a combination of the following methods:

(a)    services rendered by the recipient of such Award;

(b)    cash, check, or electronic funds transfer remitted pursuant to such administrative processes (and to such Company designee(s)) as are established by the Administrator;

(c)    notice and third-party payment in such manner as may be authorized by the Administrator;

(d)    by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e)    subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment.

6.5    Transfer Restrictions.

6.5.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in or pursuant to this Section 6.5, or by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to or for the account of the Participant.

6.5.2    Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may in its sole discretion establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.5.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.5.1 shall not apply to:

(a)    transfers to the Company,

(b)    the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)    subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)    subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(e)    the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.6    International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.7    Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

6.8    Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1    Termination of Employment.

7.1.1    Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2    General. For any Award issued under the Plan, unless the Award Agreement or this Plan provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, employment agreement, severance letter, severance plan, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3    Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire on (i) the sooner of the end of the stated term, or (ii) the last day of the applicable time period below:

(a)    90 days after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;

(b)    twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

(c)    2 days after a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2    Normal Retirement. Unless otherwise provided in an Award Agreement approved by the Administrator, upon termination of employment by reason of the Participant’s Normal Retirement, all unvested Awards held by the Participant shall vest immediately as to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable Award Agreement. All equity Awards that are options (i.e., all of them -- those that vest upon Normal Retirement, and those that vested previously) will be exercisable beginning on their scheduled vesting dates and will remain exercisable thereafter for their full remaining original term as set forth in the Award Agreement. All time-vested Awards shall be settled at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules. All performance-based Awards, shall also be settled and paid at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules.

7.3    Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.4    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.4    Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1    Adjustments. Upon or in connection with (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, whether in the form of securities or property, or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances, but subject to compliance with applicable laws and stock exchange requirements, proportionately adjust any or all of (1) the number and type of shares of Common Stock or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of shares of Common Stock or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2    Effect of a Change on Control. The provisions of this Section 8.2 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award. If a Change of Control occurs, all unvested equity awards held by the Participant shall vest immediately, all restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable Award Agreement (with metrics adjusted to account for the truncated performance period). All equity awards that are Options or SARs (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) that are assumed, substituted or otherwise continued as part of the Change in Control transaction will be exercisable for their full remaining term under the applicable Award Agreement; provided, however, that nothing in this Section 8.2 shall require that the Administrator provide for the substitution, assumption or continuation of Options or SARs following the Change of Control, and the Administrator may in its discretion provide for the expiration of Options or SARs upon the occurrence of the Change of Control (with a reasonable opportunity and notice to Participants to exercise such expiring Awards) or for the cash-out of Option or SAR awards as part of the Change of Control transaction. All time-vested awards other than Options or SARs shall be settled as soon as reasonably practicable and in all events within ten (10) days of the Change in Control. All performance-based awards (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) shall be settled and paid to the Participant within 60 days after the Change of Control.

9.	TAX PROVISIONS

9.1    Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)    require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b)    deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares (valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises) necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2    Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3    Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1    Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2    Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award or additional Awards under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

10.3    No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, nor shall any of the foregoing constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall any of the foregoing interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

10.4    Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset) of the Company or any of its Subsidiaries (including shares of Common Stock, except as expressly otherwise provided by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5    Effective Date, Termination and Suspension, Amendments.

10.5.1    Effective Date and Termination. This Plan was approved by the Board and is effective upon such Board approval; provided, however, that the Plan and any Awards issued thereunder are subject to approval by the stockholders of the Company at the Company’s next annual meeting of stockholders, and both the Plan and any Award issued thereunder shall cease to have any force or effect if such stockholder approval is not obtained. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2    Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3    Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or as may be required to preserve the intended tax consequences of this Plan, or if deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the shareholders of the Company.

10.5.4    Amendments to Awards. Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards, without the consent of a Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

10.5.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6    Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7    Governing Law; Severability; Construction.

10.7.1    Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Colorado.

10.7.2    Dispute Resolution. Any action arising from or relating in any way to this Plan, the Awards, all documents evidencing Awards and all other related documents, shall be resolved and tried in the state courts situated in Jefferson County, Colorado or in the United States District Court for the District of Colorado. Participant consents to jurisdiction and venue of those courts to the greatest extent allowed by law. In this regard, the Participant acknowledges and admits to all or a combination of several following substantial contacts with Colorado: (v) the Participant is employed, provides services for or otherwise is affiliated with a legal entity headquartered in the state of Colorado; (w) the Participant receives compensation in a form of employee checks or wire transfers that may be drawn either directly or indirectly, from bank accounts in Colorado; (x) the Participant regularly interacts with, contacts and is contacted by Company employees in Colorado; (y) the Participant either routinely travels to or attends business meetings in Colorado; and (z) the Participant receives compensation and benefits as a result of the Company being a corporation headquartered in and subject to the laws of Colorado. Based on these and other contacts, the Participant acknowledges that he or she could reasonably be subject to the laws of Colorado. The parties shall be responsible for their own costs and expenses under this Section 10.7.2.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS PLAN, ALL DOCUMENTS EVIDENCING AWARDS AND ALL OTHER RELATED DOCUMENTS.

10.7.3    Severability. If a court of competent jurisdiction holds any provision of this Plan or any Award Agreement invalid and unenforceable, the remaining provisions of this Plan or the Award Agreement shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.4    Plan Construction.

(a)    Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events if an Award or event does not so qualify.

(b)    Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

(c)    No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

10.10    No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12    Restrictive Covenants.    Participant’s right to exercise or receive payment under any Awards that remain outstanding after termination of employment are conditioned on Participant’s compliance with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements between the Participant and the Company or an Affiliate. In addition, the Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.13    Clawback. All Awards pursuant to this Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations including Nasdaq (or other national securities exchange, if applicable) listing rules.

10.14    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD Friday, August 27, 2021

The undersigned hereby appoints Gary M. Owens as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on July 6, 2021, at the Annual Meeting of Shareholders to be held on Friday, August 27, 2021, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	(to vote for all nominees listed below)

J. Alltoft	E. Guillemin	S. Hall	D. Kelly	G. Owens	J. Schmieder	J. Sullivan

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the Executive Compensation section of our Proxy Statement.

FOR	AGAINST	ABSTAIN

3. To ratify the appointment of Plante & Moran, PLLC (“The Audit Firm”) as the Company’s independent registered public accounting firm for the year ending March 31, 2022 (the “Ratification of Auditors Proposal”).

FOR	AGAINST	ABSTAIN

4. To approve the Mesa Laboratories, Inc. 2021 Equity Incentive plan.

FOR	AGAINST	ABSTAIN

In his or her discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1), FOR APPROVAL OF EXECUTIVE COMPENSATION PROPOSED IN ITEM (2); AND FOR RATIFICATION OF THE APPOINTMENT OF The Audit Firm PROPOSED IN ITEM (3).

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________	___________________________________ Signature ___________________________________ Signature if held jointly PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING